                                                                   EXHIBIT 10.1





                                 LEASE AGREEMENT

                                 BY AND BETWEEN

                   PARCEL 33B ASSOCIATES LIMITED PARTNERSHIP

                                       AND

                                   TASC, INC.




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                                TABLE OF CONTENTS
                                -----------------


                                                                    Page
                                                                    ----
           ARTICLE I
                DEFINITIONS ..........................................1
           ARTICLE II
                PREMISES .............................................3
           ARTICLE III
                TERM .................................................3
           ARTICLE IV
                BASE RENT ............................................6
           ARTICLE V
                OPERATING CHARGES AND REAL ESTATE TAXES ..............7
           ARTICLE VI
                USE OF PREMISES .....................................10
           ARTICLE VII
                ASSIGNMENT AND SUBLETTING ...........................12
           ARTICLE VIII
                MAINTENANCE AND REPAIRS .............................15
           ARTICLE IX
                ALTERATIONS .........................................16
           ARTICLE X
                SIGNS ...............................................19
           ARTICLE XI
                RESERVED ............................................20
           ARTICLE XII
                HOLDING OVER ........................................20
           ARTICLE XIII
                INSURANCE ...........................................21
           ARTICLE XIV
                SERVICES AND UTILITIES ..............................22
           ARTICLE XV
                LIABILITY OF LANDLORD ...............................23
           ARTICLE XVI
                RULES ...............................................25
           ARTICLE XVII
                DAMAGE OR DESTRUCTION ...............................25
           ARTICLE XVIII
                CONDEMNATION ........................................26
           ARTICLE XIX
                DEFAULT .............................................26
           ARTICLE XX
                BANKRUPTCY ..........................................29
           ARTICLE XXI
                SUBORDINATION .......................................30
           ARTICLE XXII
                COVENANTS OF LANDLORD ...............................31
           ARTICLE XXIII
                GENERAL PROVISIONS ..................................32
           ARTICLE XXIV
                PARKING .............................................35
           ARTICLE XXV
                RENEWAL .............................................36
           ARTICLE XXVI
                EXPANSION ...........................................38
           ARTICLE XXVII
                CONTINGENCIES .......................................41
           ARTICLE XXVIII
              TENANT'S ONE-TIME TERMINATION OPTION ..................42




                                      -i-
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EXHIBITS:
- ---------

EXHIBIT A-1    Plan Showing Premises I (Including Satellite Area)
EXHIBIT A-2    Plan Showing Premises II (Including Satellite Area)
EXHIBIT A-3    Visitor Parking Spaces Layout
EXHIBIT A-4    Illustrative Layout of Option Building
EXHIBIT B      Work Agreement
EXHIBIT C      Form of Certificate Affirming Dates
EXHIBIT D      Rules
EXHIBIT E      Measurement of Rentable Area


                                      -ii-



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                                 LEASE AGREEMENT
                                 ---------------


   THIS LEASE AGREEMENT (this "Lease") is dated as of Apri1 29, 1996, by and between PARCEL 33B ASSOCIATES LIMITED PARTNERSHIP, a Virginia limited partnership ("Landlord"), and TASC, INC., a Massachusetts corporation ("Tenant").

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

      1.1 Building: collectively, (a) a three (3) story office building containing for all purposes hereunder one hundred fifty-three thousand eighty-eight (153,088) square feet of rentable area with two (2) separate wings of approximately seventy-six thousand five hundred forty-four (76,544) square feet of rentable area each ("Phase I"), and (b) a three (3) story, one (1) wing office building containing for all purposes hereunder eighty-eight thousand one hundred ninety-five (88,195) square feet of rentable area ("Phase II"), to be constructed by Landlord on the Land and to be located on Stonecroft Boulevard, Chantilly, Fairfax County, Virginia, together with related parking areas and facilities, roadways and driveways, and other amenities. For purposes of this Lease, each of the aforesaid wings shall be referred to as a "Wing."


      1.2 Premises: two hundred sixteen thousand six hundred seventy-four (216,674) square feet of rentable area consisting of (a) one hundred twenty-eight thousand four hundred seventy-nine (128,479) square feet of rentable area constituting the entire rentable area of Phase I (exclusive of the premises (the "Welkin Space") leased to Welkin Associates Ltd. ("Welkin") pursuant to the lease between Landlord and Welkin dated of even date herewith (the "Welkin Lease")) and outlined on Exhibit A-1 attached hereto ("Premises I"), and (b) eighty-eight thousand one hundred ninety-five (88,195) square feet of rentable area constituting the entire rentable area of Phase II and outlined on Exhibit A-2 attached hereto ("Premises II"). The foregoing numbers as to rentable area have been determined and certified by Davis Carter Scott, P.C., the Building architect, to the mutual satisfaction of Landlord and Tenant. Such rentable square footage amounts shall be binding for all purposes under this Lease and shall not be subject to reexamination for any reason whatsoever.

      1.3   Tenant's Proportionate Share:

          (a) If the Lease Commencement Date occurs before the date on which Welkin takes occupancy of the Welkin Space (the "Welkin Occupancy Date") and commences making payments on account of Operating Charges pursuant to the Welkin Lease, then, during the period commencing on the first day of the Phase I Move-In Period and continuing through the earlier to occur of (i) the day before the Welkin Occupancy Date, or (ii) ninety (90) days after the Lease Commencement Date, Tenant's Proportionate Share shall be 100%;

          (b) During the period commencing on earlier of (i) the Welkin Occupancy Date or (ii) ninety (90) days after the Lease Commencement Date, and continuing through the day before the Phase II Commencement Date, Tenant's Proportionate Share shall be 84.12%; and

          (c) From and after the first day of the Phase II Move-In Period, Tenant's Proportionate Share shall be 89.81%.

      1.4 Initial Period Expiration Date: the last day of the one hundred eightieth (180th) consecutive full calendar month from and after the Phase I Commencement Date.

      1.5 Anticipated Occupancy Date: (a) the "Anticipated Occupancy Date for Phase I" is June 1, 1997; and (b) the "Anticipated Occupancy Date for Phase II" is no earlier than July 1, 1998. Landlord and Tenant shall, to the extent reasonably practicable, work together and make good faith efforts to attempt to accelerate the permitting, planning and construction process in an effort to complete Phase I prior to the Anticipated Occupancy Date for Phase I. Once construction of the applicable Phase is commenced, Landlord shall diligently pursue completion of construction of Premises I and Premises II, respectively, in accordance with the schedule to be developed pursuant to Exhibit B.

      1.6  Base Rent and Base Rent Rate:

          (a) "Base Rent" shall be the sum of the Premises I Base Rent plus the Premises II Base Rent. The initial "Premises I Base Rent" shall be One Million Six Hundred Twelve

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Thousand Four Hundred Eleven Dollars ($1,612,411) for the first Lease Year
(which amount is the product of the Base Rent Rate for Premises I multiplied by the number of square feet of rentable area in Premises I), divided into twelve
(12) equal monthly installments of One Hundred Thirty-Four Thousand Three Hundred Sixty-Eight Dollars ($134,368) each for the first Lease Year.

               (i) The initial "Premises II Base Rent" shall be One Million One Hundred Forty Thousand Three Hundred Sixty-One Dollars ($1,140,361) for the first Lease Year (which amount is the product of the Base Rent Rate for Premises II multiplied by the number of square feet of rentable area in Premises II), divided into twelve (12) equal monthly installments of Ninety-Five Thousand Thirty Dollars ($95,030) each for the first Lease Year.

               (ii) The Base Rent set forth above shall be adjusted annually in accordance with Section 4.2.

         (b) "Base Rent Rate" shall be the Base Rent Rate for Premises I or the Base Rent Rate for Premises II, as applicable.

               (i) The initial "Base Rent Rate for Premises I" shall be twelve dollars and fifty-five cents ($12.55) per square foot of rentable area in Premises I..

               (ii) The initial "Base Rent Rate for Premises II" shall be twelve dollars and ninety-three cents ($12.93) per square foot of rentable area in Premises II.

               (iii) The Base Rent Rates set forth above shall be adjusted annually in accordance with Section 4.2.

         (c) "Additional Rate I" and "Additional Rate II" - Pursuant to Exhibit B, Tenant is entitled, under certain circumstances, to the Additional Allowance I and the Additional Allowance II (each as defined in Exhibit B). If Tenant elects to use all or any portion of the Additional Allowance I or the Additional Allowance II, respectively, then, within one hundred twenty (120) days after the Phase I Commencement Date or Phase II Commencement Date, as applicable, Landlord shall (A) include in and add to the Base Rent Rate for Premises I or the Base Rent Rate for Premises II, as applicable, an amount (the "Additional Rate I" or "Additional Rate II," as applicable) equal to fifteen and 25/100 cents ($.1525) for every dollar ($1.00), or portion thereof, of the applicable Additional Allowance elected, and (B) deliver to Tenant a statement setting forth in reasonable detail the adjustment made and the calculations used in deriving same. (For example, if the Additional Allowance I is equal to $1.63 per rentable square foot, then the Additional Rate I would be, and the Base Rent Rate for Premises I would be increased by, $.25 per rentable square foot.) Said increase to the applicable Base Rent Rate shall be made retroactive to the applicable Commencement Date and shall be in addition to any and all other adjustments to be made pursuant to Section 4.2 of the Lease. Tenant shall pay any amount due on account of such retroactive adjustment within thirty (30) days after receipt of such statement.

     1.7 Base Rent Annual Escalation Percentage: three percent (3%) for lease years two (2) through twelve (12) and two and one-half percent (2-1/2%) for lease years thirteen (13) through fifteen (15).

     1.8   [Reserved]

     1.9 Brokers: (a) The Mark Winkler Company; (b) Stephen G. Kasnet; and (c) Cushman & Wakefield.

     1.10 Tenant Address for Notices: (a) 55 Walkers Brook Drive, Reading, Massachusetts 02167 (Attn: Corporate Facilities Manager), until Tenant has commenced business operations in Premises I; and (b) at Premises I (Attn:
Corporate Facilities Manager) after Tenant has commenced business operations in Premises I.

     1.11 Complex: that complex of land and buildings (of which the Land and the Building are to be a part) known as Parcel 33B of Westfields Corporate Center, including all easements, rights and appurtenances thereto (including private streets, storm detention facilities and any other service facilities now or hereafter constructed), and located on approximately twenty-five and 75/100 (25.75) acres of land within the Westfields Corporate Center (the "Park"). The "Land" is approximately twelve and eighty nine hundredths (12.89) acres of land within the Complex upon which the Building is to be built, and includes all parking areas, equipment areas and access roads relating to the Building. That buildable portion of the Complex that is not comprised of the Land is sometimes referred to herein as the "Remainder Parcel."

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     1.12  [Reserved]

     1.13 Landlord Address for Notices: c/o The Mark Winkler Company, 4900 Seminary Road, Suite 900, Alexandria, Virginia 22311 (Attn: President), with a copy to c/o The Mark Winkler Company, 4900 Seminary Road, Suite 900, Alexandria, Virginia 22311 (Attn: General Counsel).

     1.14  Parking Spaces that number of parking spaces equal to the product of
(a) .0035 (I.E., the quotient of three and one-half (3 1/2) divided by one thousand (1,000)), multiplied by (b) the number of rentable square feet of rentable area in the Premises from time to time. (For example, based on the square footage specified in Section 1.2, the number of Parking Spaces as of the Phase I Commencement Date (as defined in Section 3.2) will be 437, and the total number of Parking Spaces as of the Phase II Commencement Date (as defined in Section 3.2) will be 752 for both Phase I and Phase II, all subject to the provisions of Article XXIV).


                                   ARTICLE II
                                    PREMISES
                                    --------

     2.1 Tenant leases the Premises from Landlord upon the terms stated herein. Tenant will have the non-exclusive right to use for their intended purpose the areas of the Building designated by Landlord from time to time as common and public space, subject to all of the terms and conditions of this Lease and the rules and regulations promulgated by Landlord hereunder. So long as Tenant is leasing at least the number of square feet of rentable area of the initial Premises set forth in Section 1.2 pursuant to the terms of this Lease, then such common and public space shall be deemed to consist of only (a) the first floor main lobby, entrances and entrance corridors, (b) the two (2) first floor corridors of the East Wing of Premises I (leading to the Cafeteria and the loading area), and (c) any areas on or outside the Building (excluding the Satellite Area). If at any time Tenant is leasing less than the number of square feet of rentable area of the initial Premises set forth in Section 1.2 pursuant to the terms of this Lease, then the definition of such common and public space shall be revised as determined by the Building architect, subject to Tenant's prior approval (which approval shall not be unreasonably withheld, conditioned or delayed), taking into account the security requirements imposed upon Tenant by the U.S. Government. Tenant will have the exclusive right to access and use the Satellite Area (as defined in Section 9.4), subject to all applicable terms and conditions of this Lease (including, without limitation, Section 9.4). Except as provided in this Section 2.1, Section 9.4 (concerning roof rights),
Section 10.2 (concerning exterior signage), and Article XXIV (concerning parking), the lease of the Premises does not include the right to use any exterior or structural element of the Building, or the Land, and includes no other rights not specifically set forth in this Lease.

     2.2 The standard of measurement set forth on Exhibit E attached hereto governs and controls all calculations in this Lease relating to the rentable area of the Premises.

                                   ARTICLE III
                                      TERM
                                      ----

     3.1 (a) The terms and conditions of this Lease shall be effective from and after the date of execution of this Lease by Landlord and Tenant. The "Lease Term" shall be the period commencing on that date (the "Lease Commencement Date") which is the Phase I Commencement Date (as defined in Section 3.2), and, unless otherwise terminated sooner in accordance with the terms of this Lease, continuing thereafter through and including the Initial Period Expiration Date set forth in Section 1.4. The Lease Term shall also include any properly exercised renewal or extension of the term of this Lease. The initial Lease Term with respect to both Premises I and Premises II are scheduled to expire on the same date.

           (b) Provided no default by Tenant has occurred hereunder, Tenant and its contractors shall have a thirty (30) day period prior to the Phase I Commencement Date in which to move furniture, equipment, or trade fixtures into Phase I (the "Phase I Move-In Period"), subject to the terms and conditions of this subsection, all other applicable provisions of this Lease (including
Article IX), and Landlord's reasonable rules and regulations. The "Phase I Move-In Period" shall commence on the earlier to occur of (i) the date that Landlord obtains, with respect to the work in Phase I that Landlord is required to perform pursuant to Exhibit B, a certificate of substantial completion from the Building's architect; or (ii) the date that Tenant, with the consent of Landlord, commences its Phase I Move-In notwithstanding that the foregoing certificate has not been issued, and such move in period shall end on the thirtieth (30th) day thereafter, which shall be the Phase I Commencement Date. Notwithstanding the foregoing, no access shall be permitted pursuant to this subsection unless Tenant shall first deliver written evidence to Landlord that all insurance required by Article XIII is in full force and effect, and the failure to provide such evidence of insurance or to commence Tenant's move in shall not delay the Phase I Commencement Date. At Tenant's request from time to time, Landlord will use reasonable efforts to inform Tenant of Landlord's good faith determination of the date on which the Phase I Move-In Period will commence. In any event, Landlord shall provide Tenant with at least thirty (30) days' prior written notice of the date on which the Phase I Move-In Period is projected to commence. Any and all activity by Tenant or any Invitee during the Phase I Move-In Period shall be coordinated with Landlord and its general contractor to ensure that Tenant's activities in Premises I during the Phase I Move-In Period do not interfere with any punch list or other work being performed by Landlord and its contractors. If Landlord reasonably determines that Tenant or any Invitee is interfering with Landlord's work in Premises I, then Landlord shall have the right to require the offending party to leave Premises I, and, in any such event, Tenant shall have no right to assert that the Phase I Commencement Date or Tenant's other obligations under the Lease are affected thereby. During the Phase I Move-In Period, neither Tenant nor any Invitee shall unreasonably delay or otherwise inhibit the work being performed by Landlord or Landlord's agents, contractors or employees. Landlord shall not be responsible for, nor shall the Phase I Commencement Date be delayed as a result of, any delay in the issuance of any permit for the Premises caused by or related to Tenant's activities during the Phase I Move-In Period. Landlord shall provide all services required hereunder and necessary for Tenant's occupancy during the Phase I Move-In Period, and Tenant shall be responsible for the payment of all Operating Charges during the Phase I Move-In Period. In addition, all of the provisions of this Lease (including, without limitation, all insurance, indemnity and lien removal provisions) shall apply to Premises I during the Phase I Move-In Period, except that during the Phase I Move-In Period, Tenant shall not be obligated to pay Premises I Base Rent.

        (c) Provided no default by Tenant has occurred hereunder, Tenant and its contractors shall have a thirty (30) day period prior to the Phase II Commencement Date in which to move furniture, equipment, or trade fixtures into Phase II (the "Phase II Move-In Period"), subject to the terms and conditions of this subsection, all other applicable provisions of this Lease (including Article IX), and Landlord's reasonable rules and regulations. The Phase II Move-In Period shall commence on the earlier to occur of (i) the date that Landlord obtains, with respect to the work in Phase II that Landlord is required to perform pursuant to Exhibit B, a certificate of substantial completion from the Building's architect; or (ii) the date that Tenant, with the consent of Landlord, commences its Phase II Move-In notwithstanding that the foregoing certificate has not been issued, and such move in period shall end on the thirtieth (30th) day thereafter, which shall be the Phase II Commencement Date Notwithstanding the foregoing, no access shall be permitted pursuant to this subsection unless Tenant shall first deliver written evidence to Landlord that all insurance required by Article XIII is in full force and effect, and the failure to provide such evidence or to commence Tenant's move in shall not delay the Phase II Commencement Date. At Tenant's request from time to time, Landlord will use reasonable efforts to inform Tenant of Landlord's good faith determination of the date on which the Phase II Move-In Period will commence. In any event, Landlord shall provide Tenant with at least thirty (30) days' prior written notice of the date on which the Phase II
Move-In Period is projected to commence. Any and all activity by Tenant or any Invitee during the Phase II Move-In Period shall be coordinated with Landlord and its general contractor to ensure that Tenant's activities in and to Premises II during the Phase II Move-In Period do not interfere with any punch list or other work being performed by Landlord and its contractors. If Landlord reasonably determines that Tenant or any Invitee is interfering with Landlord's work in Premises II, then Landlord shall have the right to require the offending party to leave Premises II, and, in any such event, Tenant shall have no right to assert that the Phase II Commencement Date or Tenant's other obligations under the Lease are affected thereby. During the Phase II Move-In Period, neither Tenant nor any Invitee shall unreasonably delay or otherwise inhibit the work being performed by Landlord or Landlord's contractors, agents or employees. Landlord shall not be responsible for, nor shall the Phase II Commencement Date be delayed as a result of, any delay in the issuance of any permit for the Premises caused by or related to Tenant's activities during the Phase II Move-In Period. Landlord shall provide all services required hereunder and necessary for Tenant's occupancy during the Phase II Move-In Period, and Tenant shall be responsible for the payment of all utility costs and expenses of any kind, as well as Tenant's Proportionate Share of all other Operating Charges, during the Phase II Move-In Period. In addition, all of the provisions of this Lease (including, without limitation, all insurance, indemnity and lien removal provisions) shall apply to Premises II during the Phase II Move-In Period, except that during Tenant shall not be obligated to pay Premises II Base Rent.

   3.2  (a)  The "Phase I Commencement Date" shall be that date which is thirty
(30) days after the Phase I Move-In Date. For purposes of determining the Phase I Move-In Date, Premises I shall be deemed to be substantially complete when the work and materials for Phase I to be provided therein by Landlord pursuant to Exhibit B attached hereto (except for items of work and adjustment of equipment and fixtures that can be completed during the Phase I Move-In Period or after Premises I is occupied without causing substantial interference with Tenant's use of Premises I (i.e., the "punch list" items)) have been completed, as determined by the Building's architect. Tenant shall not have the right to commence occupancy for business operations in, or begin to move furniture, furnishings, inventory, equipment or trade fixtures into, Premises I or any portion thereof until Premises I is substantially completed; provided, however, that if Premises I is constructed in such a manner that one or more full floors are substantially completed before the entire Premises I is substantially completed (Landlord having no obligation to do so, however), and if Tenant desires to occupy such full floor(s) earlier than originally contemplated, then Landlord and Tenant shall agree on a commencement date for both occupancy and rent with respect to such full floor(s) (consistent with the terms of this Lease), and, prior to any such occupancy, enter into a mutually acceptable amendment to this Lease in connection therewith. Notwithstanding the foregoing, if Landlord shall be delayed in completing the work and materials to be provided to Premises I pursuant to Exhibit B or in obtaining the necessary approvals or certificates as a result of (1) Tenant's failure to comply with any of its duties and obligations under this Lease or with any deadlines specified in Exhibit B, (2) Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Tenant,
(3) Tenant's failure to pay when due any amount required pursuant to Exhibit B, unless such payment is disputed by Tenant in good faith and the failure to pay does not result in any liens on the Premises, (4) Tenant's request for materials, finishes or installations identified by Landlord at the time ordered by Tenant to be long-lead type items, (5) the performance or timing of any work prior to substantial completion, or the entry into the Premises prior to substantial completion, by Tenant or any person or firm employed or retained by Tenant, or (6) any other action or inaction of Tenant or any Invitee which has a demonstrable impact on the Landlord's ability to pursue the work required for Phase I pursuant to Exhibit B (each, a "Tenant Delay"), then the Phase I Commencement Date shall be that date that the Building's architect determines in its sole judgment on which the certificate of substantial completion would have been issued had such Tenant Delay(s) not occurred. Landlord shall provide Tenant with notice of any such Tenant Delays periodically or as the same shall occur, and shall provide Tenant with notice whenever Landlord believes that Tenant's failure to respond to a request for information or a requested decision is resulting in Tenant Delay. Pursuant to the terms of Exhibit B, Landlord and Tenant shall arrive at a mutually agreeable schedule detailing tasks, deadlines and response times with respect to the preparation and approval of programming, space plans and working drawings for Phase I.

         (b) The "Phase II Commencement Date" shall be that date which is thirty
(30) days after the Phase II Move-In Date. For purposes of determining the Phase II Move-In Date, Premises II shall be deemed to be substantially complete when the work and materials for Phase II to be provided therein by Landlord pursuant to Exhibit B attached hereto (except for items of work and adjustment of equipment and fixtures that can be completed during the Phase II Move-In Period or after Premises II is occupied without causing substantial interference with Tenant's use of Premises II (i.e., the "punch list" items)) have been completed, as determined by the Building's architect. Tenant shall not have the right to commence occupancy for business operations in, or begin to move furniture, furnishings, inventory, equipment or trade fixtures into, Premises II or any portion thereof until Premises II is substantially completed; provided, however, that if Premises II is constructed in such a manner that one or more full floors are substantially completed before the entire Premises II is substantially completed (Landlord having no obligation to do so, however), and if Tenant desires to occupy such full floor(s) earlier than originally contemplated, then Landlord and Tenant shall agree on a commencement date for both occupancy and rent with respect to such full floor(s) (consistent with the terms of this Lease), and, prior to such occupancy, enter into a mutually acceptable amendment to this Lease in connection therewith. Notwithstanding the foregoing, if Landlord shall be delayed in completing the work and materials to be provided to Premises II pursuant to Exhibit B or in obtaining the necessary approvals or certificates as a result of any Tenant Delay, then the Phase II Commencement Date shall be the date that the Building's architect determines in its sole judgment on which the certificate of substantial completion would have been issued had such Tenant Delay(s) not occurred. Landlord shall provide Tenant with notice of any such Tenant Delays periodically or as the same shall occur, and shall provide Tenant with notice whenever Landlord believes that Tenant's failure to respond to a request for information or a requested decision is resulting in Tenant Delay. Pursuant to the terms of Exhibit B, Landlord and Tenant shall arrive at a mutually agreeable schedule detailing tasks, deadlines and response times with respect to the preparation and approval of programming, space plans and working drawings for Phase II.

         (c) Promptly after each of the Lease Commencement Date/Phase I Commencement Date and the Phase II Commencement Date (each, a "Commencement Date") is ascertained, Landlord may provide Tenant with a certificate (substantially in the form of Exhibit C attached hereto) confirming such date.

     3.3 It is presently anticipated that Premises I will be delivered to Tenant on or about the Phase I Anticipated Occupancy Date and that Premises II will be delivered to Tenant on or about the Phase II Anticipated Occupancy Date. If Landlord does not complete construction and deliver possession of Premises I or Premises II by the applicable date, then Landlord shall not have any liability whatsoever, and this Lease shall not be rendered void or voidable on account thereof (except as may otherwise be provided in Article 27).

     3.4 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

                                   ARTICLE IV
                                   BASE RENT
                                   ---------

     4.1 During the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without set-off, deduction or demand, the Base Rent (as the same may be adjusted pursuant to Section 1.6 (c)), which amount is subject to upward adjustment from time to time as provided in Section 4.2 below. Tenant shall begin paying Premises I Base Rent on the Phase I Commencement Date and Premises II Base Rent on the Phase II Commencement Date. The Base Rent shall be divided into twelve (12) equal monthly installments (as appropriate) and each such monthly installment shall be due and payable in advance on the first day of each month during each Lease Year. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of Premises I Base Rent payable with respect to the first full calendar month of the Lease Term from and after the Phase I Commencement Date (the "Deposit"), which amount shall be held by Landlord as a short-term security deposit to secure Tenant's full and faithful performance of all of its obligations under this Lease. If any sum payable by Tenant to Landlord shall be due and unpaid, or if Landlord makes any payment on behalf of Tenant, or if Landlord suffers any loss, cost or expense as a result of Tenant's non-performance of any obligation or covenant herein, then Landlord, at its option and without limiting any other remedy, may use and apply any part of the Deposit to compensate Landlord for the payments not made or the loss, cost or expense suffered by Landlord. The Deposit (less such portion thereof as Landlord may have then used or reserved to satisfy Tenant's obligations under this Lease) shall be credited toward the monthly installment of the Premises I Base Rent due and payable for the first full calendar month after the Phase I Commencement Date. If any Commencement Date is not the first day of a month, then the applicable portion of Base Rent from the applicable Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the applicable portion of Base Rent then payable, and Tenant shall pay such prorated installment in advance on the applicable Commencement Date.

     4.2 Commencing on the first (1st) day of the second (2nd) Lease Year and on the first (1st) day of every Lease Year thereafter during the Lease Term, the Base Rent (or Base Rent Rate, as applicable) in effect shall be increased by the product of (i) the then-applicable Base

Rent Annual Escalation Percentage and (ii) the Base Rent (or Base Rent Rate, as applicable) in effect immediately before the increase.

     4.3 All sums payable by Tenant under this Lease shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of any payment after it shall have become due and payable shall not excuse a delay upon subsequent occasions nor constitute a waiver of rights, notwithstanding any endorsement or restriction that Tenant may include with such payment. If Tenant shall have been in default hereunder, Landlord may at any time thereafter require that Base Rent and additional rent due hereunder be paid by certified check.

     4.4 Except for those structural repair obligations expressly assumed by Landlord as set forth in Section 8.2, Tenant shall pay, and the Base Rent and additional rent payable during the Lease Term shall be net of all Operating Charges, Real Estate Taxes, or insurance costs, and free of, all expenses, charges, diminution or other offsets or deductions whatsoever, and all costs and obligations of every kind and nature relating to the Premises and the Building shall be paid by Tenant.

                                    ARTICLE V
                     OPERATING CHARGES AND REAL ESTATE TAXES
                     ---------------------------------------

     5.1 For purposes of this Article V, the term "Building" shall be deemed to include the Land.

     5.2 (a) Tenant shall pay as additional rent to Landlord Tenant's Proportionate Share of all Operating Charges (as defined in Section 5.2(b)) for each calendar year falling entirely or partly within the Lease Term. Tenant's Proportionate Share with respect to Operating Charges is that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of rentable area in the Building (excluding the number of square feet of rentable area of any storage, roof or garage space).

          (b) "Operating Charges" shall mean all costs and expenses incurred in connection with the ownership, operation, maintenance, repair, management, and administration of the Building, including, but not limited to: (1) electricity, gas, water, sewer, power, natural gas, fuel oil and other utility charges (including surcharges and connection fees) of every type and nature; (2) without limitation of Tenant's right to approve insurance deductibles and coverage to the extent provided in Article XIII hereof, the cost of insurance premiums, insurance deductibles and other charges with respect to all insurance relating to the Building, the operation and maintenance thereof, and the equipment used in connection therewith, including, without limitation, all insurance of any kind which Landlord is required or permitted to obtain under this Lease) and the cost of health and short term disability insurance, which risks Landlord has previously elected to self-insure; (3) management fees payable to Landlord's managing agent for the Building ("Managing Agent") (who, as of the Lease Commencement Date, shall be The Mark Winkler Company), which management fees shall be deemed to be an annual fee of forty-five cents ($.45) per square foot of rentable area of the Building, as such fee shall be increased on the first and each succeeding anniversary of the Phase I Commencement Date by the product of three percent (3%) multiplied by the fee in effect immediately before the increase (the "Management Fee"); (4) Building operating personnel costs and related overhead; (5) Real Estate Taxes (as defined in Section 5.3); (6) costs of service, access control, and maintenance contracts; (7) maintenance, re-decoration and repair expenses; (8) the cost of capital expenditures reasonably necessary to keep the Building in first class condition and working order, or to comply with any legal requirements (other than any notice of violation that results from Landlord's failure to construct the Building in accordance with the approved plans and specifications); (9) charges for janitorial, cleaning, ac-cess control, window cleaning, pest and termite control, and snow and trash removal services; (10) dues, assessments, and other fees imposed by the owners association for Westfields, or pursuant to those certain covenants recorded as an encumbrance on title to the Land relating to Oakhill Park, including assessments imposed to finance capital improvements in common areas; (11) any business, professional and occupational license tax payable with respect to the Building or the operation thereof; (12) reasonable reserves for replacements, repairs and contingencies established pursuant to an annual budget or required by Landlord's mortgagee; (13) any cost or expense incurred by Landlord in administering any transportation management program required by any governmental agency or instrumentality after the execution of this Lease; (14) reasonable auditing and accounting fees; (15) reasonable legal and other professional fees; (16) all miscellaneous taxes and assessments (special and general) (including, without limitation, all sales and excise taxes on the expenditures enumerated in this Section 5.2(b) and the taxes set forth in Section 6.2); and (17) any other necessary expense incurred in connection with or as a result of the ownership, management, maintenance, repair, operation or administration of the Building.

     (c) Operating Charges shall not include: principal or interest payments on any mortgage, deed of trust or ground lease; leasing commissions payable by Landlord; depreciation of the Building (except as specified above); out-of-pocket costs and legal fees related solely to the financing of the Building by Landlord; and the cost of any item for which Landlord is specifically responsible pursuant to Section 8.2. Tenant shall make estimated monthly payments to Landlord on account of the Operating Charges that are expected to be incurred during each calendar year. The amount of such monthly payments shall be determined as follows. At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a budget (which shall include a maintenance plan for all Building operating equipment) setting forth the amount of Operating Charges reasonably expected to be incurred during the relevant calendar year (or portion thereof) and a statement reflecting the calculation of Tenant's Proportionate Share thereof. So long as Tenant occupies at least seventy-five percent (75%) of the rentable area of the Building, Landlord shall consult with Tenant in the preparation of said budget. Tenant shall be entitled to recommend changes in said budget, provided the same do not adversely affect the ownership, operation or maintenance of the Building as a first-class office building and are consistent with the standards imposed upon Landlord by its lenders. Tenant shall pay to Landlord, monthly in advance, on the first day of each month following receipt of such budget during such calendar year, an amount equal to Tenant's Proportionate Share of the anticipated Operating Charges multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term. If, however, Landlord shall submit such budget for a calendar year subsequent to the commencement thereof, then: (1) until the first day of the month following the month in which such budget is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum which was payable by Tenant to Landlord under this Section for the last month of the preceding calendar year; (2) promptly after such budget is furnished to Tenant, or together therewith, Landlord shall give notice to Tenant stating whether the monthly installments previously made for such calendar year were greater or less than the monthly installments to be made for such calendar year in accordance with such budget, and (A) if there shall be a deficiency, Tenant shall pay the amount thereof as additional rent due hereunder, (B) if there shall have been an overpayment, Landlord shall credit the amount thereof against the next payment(s) payable by Tenant under this Section, and (c) on the first day of the month following the month in which such budget is furnished to Tenant, and monthly thereafter through the remainder of such calendar year, Tenant shall pay to Landlord the appropriate amount based on such budget. If changes to the previously approved budget are necessitated by expenses or circumstances allowed as Operating Charges and not anticipated by such budget, Landlord may at any time or from time to time furnish to Tenant a revised budget for such calendar year, and in such case, Tenant's payments of anticipated Operating Charges for such calendar year shall be adjusted in the same manner as is provided in the immediately preceding sentence. After the end of each calendar year, Landlord shall submit to Tenant a statement showing in reasonable detail (1) the amount of Operating Charges incurred during the preceding calendar year (and Tenant's Proportionate Share thereof), and (2) the aggregate amount of estimated payments made by Tenant on account of Operating Charges during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then the excess shall be credited to Tenant against its next estimated payment(s) due under this Article V. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within thirty (30) days after receipt of such statement. If Tenant does not notify Landlord in writing of any objection to such statement within thirty (30) days after receipt, then Tenant shall be deemed to have waived such objection. If Tenant objects to anything contained in such statement, Tenant may, after paying the amount set forth in such statement, notify Landlord in writing of its objections. Landlord shall review such objections and furnish to Tenant reasonable documentation of the specific items of expense to which Tenant has objected in writing. In addition, if Tenant timely objects to such statement and provided that Tenant has timely paid the amount set forth in such statement, then, for a period of ninety (90) days after Tenant's receipt of such statement, Tenant, or an independent, certified public accountant (who is hired by Tenant on a non-contingent fee basis and who offers a full range of accounting services) designated by Tenant and reasonably acceptable to Landlord, shall have the right, during regular business hours and after giving at least ten (10) days' advance written notice to Landlord, to inspect and expeditiously and diligently complete an audit of the Building's books and records relating to Operating Charges for which such statement was rendered; or, at Landlord's sole discretion and in lieu of such audit, or Landlord will provide Tenant with an audited statement. If either Landlord or Tenant disagrees with the audit provided by the other, then Landlord and Tenant's auditor shall together select a neutral auditor of similar qualifications to conduct an audit of such books and records, and the determination reached by such neutral auditor shall be final and conclusive. If the determinative audit or audited statement shows that the amount paid by Tenant on account of Operating Charges is less than the actual amount owed, Tenant shall pay the shortfall to Landlord within thirty (30) days after receipt of the determinative audit or audited statement. If such audit or audited statement shows that the amounts paid by Tenant to Landlord on account of Operating Charges exceed the actual amount owed, Tenant shall receive a credit in the amount of such excess toward the next monthly payment(s) of Operating Charges due hereunder. All costs and expenses of any audit or audited statement shall be paid by Tenant; provided, however, that if the determinative audit or audited statement shows that the aggregate amount of Operating Charges set forth in the applicable Operating Charges statement was overstated by more than ten percent (10%), then Tenant shall be reimbursed for the reasonable, out-of-pocket costs and expenses incurred by Tenant in connection therewith.

     5.3 "Real Estate Taxes" shall mean (1) all real estate taxes, including general and special assessments (including, without limitation, those due as a result of the Land being in the Route 28 taxing district), ordinary and extraordinary, foreseen and unforeseen, which are imposed or levied upon Landlord or assessed against the Building and/or the Land or Landlord's personal property used in connection therewith, (2) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (3) all penalties, late fees, charges and other expenses (including attorneys' fees) associated with the foregoing or incurred in reviewing or seeking a reduction of any real estate taxes; provided, that Tenant shall not be responsible for the payment of any penalties or late fees or charges resulting from the late payment of Real Estate Taxes if Tenant has timely paid to Landlord Tenant's Proportionate Share of Real Estate Taxes and Landlord nonetheless is late in paying the Real Estate Taxes and consequently incurs a penalty or interest liability for late payment. Real Estate Taxes shall not include income taxes or estate or inheritance taxes.

           (a) Landlord shall deliver to Tenant copies of all tax assessment notices and bills promptly after receipt thereof. If Landlord fails or otherwise elects not to appeal the Real Estate Tax assessment for any year, then Tenant shall have the right, by giving Landlord written notice thereof, to compel Landlord to do so; provided, however, that Tenant shall pay, or reimburse Landlord for, all costs and expenses (including, without limitation, appraisal fees, court costs, reasonable attorneys' and accountants' fees, and additional fees to and expense of Managing Agent) incurred in connection with any such appeal (whether same relate to the year initially appealed or to some prior year).

     5.4 For so long as the Building is operated as part of a complex of buildings or in conjunction with other buildings, whether under the protective covenants or agreements for Westfields or for Oakhill Park or otherwise, Tenant shall be responsible for its pro rata share of the common expenses and costs with respect to each such building in such manner as shall be provided in such covenants and agreements or otherwise as Landlord, in its sole but not arbitrary judgment, shall determine. All payments required to be made by Tenant pursuant to this Article, whether to Landlord or any other person or entity, shall be deemed to be additional rent payable pursuant to this Lease and shall be paid by Tenant no later than thirty (30) days after the date Tenant is notified of the amount thereof.

     5.5 If the average occupancy rate for the Building during any calendar year is less than ninety five percent (95%), or if any tenant is separately paying for electricity or janitorial services furnished to its premises, or if any tenant does not desire or require electricity or janitorial services available to its premises, then Operating Charges for such calendar year shall be deemed to include all additional costs and expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety five percent (95%) and if electricity and janitorial services had been furnished to all of such premises and paid for by Landlord. For example, if the average occupancy rate for the Building during a calendar year is eighty percent (80%), and if the janitorial contractor charges are $1.00 per square foot of occupied rentable area per year, and if the Building contains one hundred thousand (100,000) square feet of rentable area, then it would be reasonable for Landlord to estimate that if the Building had been ninety five percent (95%) occupied during such year, then janitorial charges for such year would have been ninety five thousand dollars ($95,000).

                                   ARTICLE VI
                                USE OF PREMISES
                                ---------------

     6.1 (a) Tenant shall use and occupy the Premises solely for general office purposes, and for no other use or purpose. Notwithstanding the foregoing, Tenant shall have the right to use approximately nine thousand (9,000) square feet of Premises I (as designated on Exhibit A-1) for ancillary use as an in-house dining room/cafeteria, which cafeteria (the "Cafeteria") shall be used primarily by Tenant's employees, but which may also be used by Tenant's prospective employees, prospective contractors, clients, and permitted assignees and subtenants. Use of the Cafeteria shall be governed by all of the applicable terms and conditions of this Lease, including the following provisions:

               (i) The Cafeteria shall contain (A) individual hair interceptors on all sinks, basins and special sanitary units which may in any way receive human or animal hair, and (B) adequately sized and ventilated grease interceptors (and oil splitters and acid neutralizers) for scullery sinks, pre-wash sinks, dishwashers and any other kitchen unit. Landlord shall have the right to approve the location inside the Cafeteria for installation of such grease interceptors. Such devices shall bear the seal of the Plumbing Drainage Institute (PDI). Tenant, at Tenant's sole expense, shall inspect, maintain and repair all filtration devices (including grease traps, oil splitters and acid neutralizers) serving the Cafeteria. Tenant, at Tenant's sole expense, shall provide all janitorial (including trash removal) and cleaning services, and pest and termite control services, for the Cafeteria. At least once per month, Tenant shall clean any grease interceptors (and related equipment) located within or serving the Cafeteria. All such services shall be provided in accordance with standards customary for first class cafeterias and dining rooms. Tenant shall ensure that the operator of the cafeteria takes reasonable measures to ensure that no odors therefrom are disseminated into the Building. If odors are disseminated from the cafeteria to the Building and Landlord has constructed the Building HVAC systems in accordance with the plans and specifications and engineering drawings developed by E.K. Fox & Associates and approved by Fairfax County (as conclusively evidenced by the Building architect's issuance of a certificate of substantial completion) Tenant shall install and maintain, at its sole expense, all necessary supplemental HVAC systems and equipment to reduce such odors to an acceptable level. Tenant, at its sole expense, shall install and maintain fire extinguishers and other fire protection devices as may be required from time to time by any agency having jurisdiction and/or the underwriters insuring the Building. If any bureau, department or official of the federal, state or county government requires the installation of any changes, modifications or alterations in the sprinkler system or additional sprinkler heads or other equipment (hereinafter collectively "sprinkler changes") as a result of the use of the Premises for other than general office purposes, or if any such sprinkler changes become necessary as a result of the use of the Premises for other than general office purposes to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rates set by a fire insurance company, then Landlord shall have the right to make (at Tenant's sole expense) such changes as required.

               (ii) Tenant, at its sole expense, shall provide for the neat and sanitary storage of trash, garbage and other debris in enclosed rat-proof containers inside of the Cafeteria and shall, at least once per day and in a reasonable manner, remove said trash, garbage and debris to the areas outside of the Building designated for same by Landlord. Tenant shall bear the cost of any and all special facilities for the disposal, storage and compacting of such trash, garbage and debris in any way associated with the Cafeteria. Tenant, at its sole expense, shall maintain Tenant's trash compactor(s) or dumpster(s) with a contractor reasonably approved by Landlord. Such maintenance shall include, without limitation, requiring (A) such trash compactor(s) or dumpster(s) to be emptied at least daily, (B) emergency trash services to be available at all times on an "as call" basis, and (c) such trash compactor(s) or dumpster(s) to be steam cleaned as reasonably necessary as determined by Landlord. Tenant shall provide at Tenant's sole expense complete exterminating service to the Premises (and at Landlord's option the immediate area around Tenant's trash compactor(s) or dumpster(s)) at least once every four (4) weeks, or more often as reasonably determined by Landlord.

               (iii) All food, beverage and other items delivered at the Building shall be received and unloaded only in the service area designated by Landlord. Tenant shall require all trucks and other vehicles serving Tenant to use such service areas. Tenant shall cause all such vehicles to be promptly unloaded and removed from such area. Immediately after using such area, Tenant shall remove any debris and clean such area to its prior condition. Tenant's use of such area shall not unreasonably impede the use thereof by others or traffic or parking near such loading area or the Building.

          (b) Tenant shall not use the Premises, the Building or any part of the Complex for any unlawful purpose or in any manner that in Landlord's reasonable opinion will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building or Complex, nor in any manner that would cause the Premises (including, without limitation, the Cafeteria) to be deemed a "place of public accommodation" under the Americans With Disabilities Act, as same may be amended (the "ADA"). Tenant shall comply at its expense with all present and future laws, ordinances (including zoning ordinances and land use requirements), regulations and orders (other than any notice of violation that results from Landlord's failure to construct the Building in accordance with the approved plans and specifications and then-applicable laws and ordinances as set forth in Exhibit B) of the United States of America, the Commonwealth of Virginia, the County of Fairfax, and any other public or quasi public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises (including, without limitation, the Cafeteria), then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Notwithstanding the foregoing, Landlord shall, at Tenant's sole cost and expense (subject to application of the Allowances, as applicable), (i) obtain the initial permanent or temporary certificate of occupancy for the work to be performed by Landlord in the Premises (or portion thereof, as applicable) pursuant to Exhibit B, provided Tenant fully cooperates with Landlord in connection therewith (it being understood that if Landlord is unable to obtain such certificate due in whole or in part to any Tenant Delay or to any force majeure delay or to any item installed or to be installed in the Premises as part of Tenant's work therein, then Landlord's obligation with respect to obtaining such certificate shall be deemed satisfied in full immediately upon Landlord's submission to the applicable governmental authority of an application therefor), and (ii) undertake to remedy those building code violations (if any) resulting from Landlord's initial construction of the Building of which Landlord receives written notice from Tenant or any governmental authority; provided, that if any notice of violation is the result of Landlord's failure to construct the Building in substantial conformity with the approved plans and specifications therefore and then-applicable laws and ordinances as set forth in Exhibit B, Landlord shall bear the expense of correcting such violation. Tenant hereby constitutes, designates and appoints Landlord as its agent and attorney-in-fact coupled with an interest to sign, in Tenant's name and on Tenant's behalf, all applications and submissions required in connection with the foregoing, but Landlord shall only be entitled to exercise such power of attorney if Tenant has failed to respond (whether affirmatively or negatively) within ten (10) business days to Landlord's request for a signature on any such application or submission. Tenant acknowledges and agrees that all rights to use and occupy the Premises and the Building, and all rights, terms and conditions of this Lease, are in all respects subject to all covenants, conditions and restrictions of record (and any amendments thereto), including, without limitation, all applicable zoning and land use restrictions and all restrictions recorded against all or any portion of the Land, the Building, the Complex or the Park.

     6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If Tenant fails to timely pay any such tax or fee, then Tenant also shall pay any penalty, interest, late fee and similar charges associated therewith. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee within ten (10) days after Landlord's demand therefor.

     6.3 Tenant shall not (either with or without negligence) generate, use, store, or cause or permit the escape, disposal or release of any Hazardous Materials in or about the Building, or the Land or the Complex, except that Tenant may bring such materials or substances into the Premises only to use in the ordinary course of Tenant's business and then only after written notice is given to Landlord of the identity of such materials or substances and Landlord has approved in writing such materials or substances. "Hazardous Materials" shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) any substance, material or other item designated as hazardous or toxic under any applicable federal, state or local laws and the regulations adopted thereunder and under the aforesaid or any similar acts, as amended from time to time ("Environmental Laws"), (f) oil or other petroleum products, (g) any highly combustible substance, (h) any biologically or chemically active substance, and (i) any substance whose presence in Landlord's reasonable judgment could be detrimental to the Building or the Land or the Complex or hazardous to health or the environment. An "Environmental Default" means any of the following by Tenant or any Invitee: a violation of an Environmental Law; a release, spill or discharge of a Hazardous Material on or from the Premises, the Land, the Building or the Complex; an environmental condition requiring responsive action; or an emergency environmental condition. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the Environmental Default, and, if Tenant fails to immediately address same to Landlord's satisfaction, to perform, at Tenant's sole cost and expense, any lawful action necessary to address same. In addition, Tenant shall give Landlord immediate verbal and follow-up written notice of any actual or threatened Environmental Default, which Environmental Default Tenant shall cure in accordance with all Environmental Laws and to the satisfaction of Landlord and only after Tenant has obtained Landlord's prior written consent, which may be granted or withheld in Landlord's sole and absolute discretion. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges if such requirement applies to the Premises. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials in the Premises. In all events, Tenant shall indemnify Landlord in the manner elsewhere provided in this Lease from any release of Hazardous Materials in the Premises occurring while Tenant is in possession, or elsewhere if caused by Tenant or persons acting under Tenant. Notwithstanding the foregoing, Tenant shall not be responsible for (i) environmental conditions existing on the Land prior to the date of this Lease or for any testing or remediation costs that may be incurred by Landlord due to any such preexisting conditions; or (ii) releases caused by willful acts or gross negligence of Landlord's manager or such manager's employees or contractors. The within covenants shall survive the expiration or earlier termination of the Lease Term.

     6.4 Except for reasonable quantities of Hazardous Materials used in connection with the construction, operation, maintenance or repair of the Building whose use is not in violation of applicable Environmental Laws: (a) Landlord shall not incorporate into the Premises any Hazardous Materials in connection with Landlord's initial construction of the Building; and (b) neither Landlord nor Managing Agent shall generate, use, store, or cause the escape, disposal or release of any Hazardous Materials in or about the Building, except those customary to the normal operation and maintenance of office buildings.

                                   ARTICLE VII
                            ASSIGNMENT AND SUBLETTING
                            -------------------------

     7.1 (a) Except as otherwise provided in Section 7.1(b), Tenant shall not assign, transfer, mortgage or otherwise encumber this Lease or all or any of Tenant's rights or obligations hereunder or interest herein, or sublet, rent or permit anyone to occupy the Premises, or any part thereof, without obtaining the prior written consent of Landlord, which consent may be granted or withheld in Landlord's sole and absolute discretion. No assignment or transfer of this

Lease or the right of occupancy hereunder may be effected by operation of law or otherwise without Landlord's prior written consent. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant, shall not be construed as a waiver or release of Tenant from liability hereunder (it being understood that Tenant shall at all times remain primarily liable as a principal and not as a guarantor or a surety) and shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. For any period during which an Event of Default shall have occurred hereunder and be continuing, Tenant hereby assigns to Landlord the rent due from any assignee, subtenant or occupant of Tenant and hereby authorizes each such assignee, subtenant or occupant to pay such rent directly to Landlord. Landlord's collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as a tenant nor a waiver of any default hereunder by Tenant. All restrictions and obligations imposed pursuant to this Lease on Tenant or the use and occupancy of the Premises shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations.

          (b) (1) Notwithstanding anything in Section 7.1(a) to the contrary, Tenant shall have the right from time to time to sublease the Premises or any portion thereof, subject to Landlord's rights and Tenant's obligations pursuant to Sections 7.3, 7.4, 7.5, 7.6 and 7.7, and subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. Such approval may be withheld if (among other reasons) any of the following conditions are not satisfied: (i) the sublessee must take the subleased portion of the Premises for its own use; (ii) Tenant must not be in default under this Lease; (iii) the sublessee must use the subleased space in substantially its then current configuration, without undue alteration thereto, unless any alterations are performed without cost to Landlord in accordance with the terms of this Lease; and (iv) the proposed use by and identity of the sublessee must be, in the reasonable opinion of Landlord, compatible with other tenants in the Building and the Complex.

              (2) Notwithstanding anything in Section 7.1(a) to the contrary, Landlord agrees that Tenant may permit the occupancy or use of portions of the Premises without Landlord's consent by persons or entities who are "clients" of Tenant. "Clients" shall mean persons or entities who are occupying space on a contractual basis with Tenant, and are either performing services for Tenant as subcontractors under Tenant's contracts or are personnel employed by persons or entities for whom Tenant is performing services on a contractual basis; provided, however, that no person or entity shall be deemed to be a client if such person or entity enters into or purports to have a sublease with Tenant or to have any leasehold interest in the Premises or any portion thereof. Tenant also shall have the right without Landlord's consent to sublease or otherwise contract to the United States Government, its agencies, associated contractors and associated subcontractors, if necessary or required under Tenant's contracts or primary business. Tenant agrees to notify Landlord semi-annually as to the amount of space used or occupied by clients or other above-referenced parties during the immediately preceding six (6) months and to certify to Landlord that such use or occupancy is by a "client" or other above-referenced party and does not constitute a sublease, assignment or other leasehold interest. Tenant's rights pursuant to this Section 7.1(b)(2) are not subject to Landlord's rights pursuant to Section 7.4.

     7.2 (a) If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 7.1. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock to a non-affiliate, shall be deemed a voluntary assignment of this Lease and subject to the provisions of Section 7.1. However, the immediately preceding sentence shall not apply to a corporation the stock of which is traded through a recognized national or regional exchange or over-the-counter, or to any sale or transfer of a controlling interest of Tenant's capital stock, if no Event of Default shall have occurred hereunder and the following requirements are satisfied: (A) notwithstanding such transfer of a controlling interest in Tenant, Tenant shall have either (i) a net worth and liquidity not less than the amount of Tenant's net worth and liquidity as of the Lease Commencement Date; or (ii) an S&P Rating of BBB or better, (B)
Tenant shall reaffirm, or the acquiring corporation shall assume in writing, all of the obligations and liabilities of Tenant under this Lease, and (C) notwithstanding such change in control of Tenant, the Premises will be used in a manner, that is consistent with the primary use set forth in
Section 6.1 and the first-class image of the Building and Complex. For purposes of this Section 7.2(a), a "controlling interest" shall be deemed to be the ownership of more than fifty percent (50%) of the stock or other voting interest of Tenant.

          (b) Notwithstanding the foregoing, provided Tenant is not in default under this Lease and upon prior written notice to Landlord but without Landlord's prior written consent and without being subject to Landlord's rights and Tenant's obligations set forth in Sections 7.3, 7.4, 7.5, and 7.7, Tenant shall have the right to assign or transfer its entire interest in this Lease or sublease the entire Premises to a corporation or other business entity (herein sometimes referred to as a "successor corporation") into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that the successor corporation shall assume in writing all of the obligations and liabilities of Tenant under this Lease. A successor corporation that meets the requirements of this subsection shall sometimes be referred to in this Lease as an "Affiliate."

     7.3 If, at any time during the Lease Term, Tenant desires to sublet all or any part of the Premises, in connection with Tenant's request to Landlord for Landlord's consent thereto, Tenant shall give notice to Landlord in writing ("Tenant's Request Notice") of the identity of the proposed subtenant and its business, the terms of the proposed subletting, the commencement date of the proposed subletting (the "Proposed Sublease Commencement Date"), and the area proposed to be sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such subtenant and a certification executed by Tenant and such proposed subtenant stating whether or not any premium or other consideration is being paid for the proposed sublease.

     7.4 If a proposed subtenancy is for a term of more than five (5) years and would result in sublease(s) in excess of fifteen percent (15%) of the rentable area of the Premises in the aggregate, upon receipt of a Tenant's Request Notice, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to such Proposed Sublet Space by sending Tenant written notice of such termination within forty-five (45) days after Landlord's receipt of Tenant's Request Notice.

          (a) If Landlord exercises its option to terminate this Lease with respect to such Proposed Sublet Space, then (i) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date, and (ii) as to that portion of the Premises which is not part of the Proposed Sublet Space, this Lease shall remain in full force and effect except that the Base Rent payable pursuant to Article IV and additional rent payable pursuant to Article V shall be reduced by the amount each bears to a fraction, the numerator of which shall be the number of square feet of rentable area in the Proposed Sublet Space and the denominator of which shall be the total rentable area of the Premises. The cost of any construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises shall be paid by Tenant to Landlord as additional rent hereunder.

          (b) If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then (i) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date, and (ii) this Lease shall terminate on such date.

Notwithstanding anything above to the contrary, if Landlord sends Tenant notice exercising Landlord's right to terminate this Lease with respect to the Proposed Sublet Space, then Tenant shall have the right to withdraw Tenant's Request Notice with respect to such sublease. Tenant may exercise such withdrawal right only by written notice to Landlord not later than ten (10) days after Landlord's termination notice. If Tenant exercises such withdrawal right, then Tenant's Request Notice and Landlord's termination notice shall both be null and void and of no further force or effect.

     7.5 Landlord acknowledges that Tenant, in the ordinary course of its business, will allow occupancy of portions of the Premises by Clients. Such occupancy by Clients shall not result in any sharing of revenues between Landlord and Tenant as provided in this Section 7.5. If any other sublease, assignment or transfer (i.e., not provided for in the preceding sentence), whether by operation of law or otherwise, provides that the subtenant or other transferee thereunder is to pay any amount in excess of the rental and other charges due under this Lease, whether such excess be in the form of an increased monthly or annual rental, a lump sum payment, payment for the sale, transfer or lease of Tenant's fixtures, leasehold improvements, furniture and other personal property, or any other form, Landlord shall be paid fifty percent (50%) of any such excess or other premium applicable to the sublease or other transfer after deducting the reasonable out-of-pocket expenses incurred by Tenant in connection with obtaining a subtenant for such subleased space (it being understood, however, that such expenses shall be allocated ratably over the term of the sublease or other transfer as opposed to all such expenses being recouped by Tenant at one time at the beginning of said term). Such expenses may include but shall not be limited to the amount of rental paid by Tenant to Landlord with respect to the space to be subleased from and after the date Tenant ceased to occupy or use such space and commenced marketing efforts for the subletting of such space, costs of refitting the subleased space, and leasing commissions. Any such premium shall be paid by Tenant to Landlord as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after any receipt thereof by Tenant. The foregoing is not intended to prevent Tenant from selling its furniture or other property (excluding any Allowance Item (as defined in Section 9.3)) which Tenant is permitted to remove from the Premises, and Tenant shall be entitled to retain all proceeds therefrom except if and to the extent such proceeds constitute a disguised premium for a sublease. Landlord shall have the right to inspect and audit Tenant's books and records relating to any sublease or other transfer. Any sublease shall, at Landlord's option, be effected on reasonable forms supplied or reasonably approved by Landlord.

     7.6 Tenant agrees to pay to Landlord as additional rent hereunder the costs (including reasonable attorneys' fees) incurred by Landlord in connection with any request by Tenant for Landlord to give its consent to any assignment, transfer, mortgage, encumbrance, or subletting by Tenant.

     7.7 In connection with all subletting of space in the Building, Tenant agrees to engage Landlord or its affiliate as Tenant's exclusive real estate broker, and to pay Landlord or its affiliate the usual and customary commission charged by realtors in similar transactions, provided Landlord or its affiliates agrees to use reasonable efforts to find suitable subtenants for Tenant. Such services shall be performed pursuant to The Mark Winkler Company's standard form of listing agreement, modified as necessary to be reasonably acceptable to Tenant. The listing agreement shall provide that Tenant shall have the right to terminate the listing agreement if the Mark Winkler Company's leasing and marketing efforts, over a reasonable period of time, are unsatisfactory to Tenant.

                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS
                             -----------------------

     8.1 Except as explicitly set forth in Section 8.2, Tenant shall pay all costs and expenses of keeping and maintaining, and of making all repairs and replacements to, the Premises, the Satellite Area, the Building (including, without limitation, the roof) and the Land, and all fixtures and equipment located therein or related thereto. Tenant shall take good care of all of the foregoing, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the same in at least the order and condition in which they were on the Phase I or Phase II Commencement Date (as applicable) (ordinary wear and tear consistent with the permitted use hereunder excepted). Landlord shall have no liability or obligation with respect to any costs for maintenance, repairs or replacements, except as explicitly set forth in Section 8.2. All injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client (including, without limitation, any Client), family member, licensee, customer or guest of Tenant (collectively "Invitee") or Tenant, or by any other cause, shall be repaired or replaced (as applicable) by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair or replacement and to charge Tenant for all costs and expenses incurred in connection therewith.

     8.2 Landlord shall, at Tenant's sole cost and expense, perform normal and customary routine maintenance and repairs to the Base Building Items and the Leasehold Improvements (collectively, the "Initial Installations"), except to the extent that Tenant elects to perform its own janitorial services as provided in Section 14.1. In addition, except as otherwise provided in Article XVII,
Article XVIII, the last sentence of Section 8.1 and other applicable provisions of this Lease, Landlord shall, at Landlord's expense, make necessary structural repairs to the exterior walls, load bearing elements, foundations and roof that form a part of the Building (except for the Satellite Area), and the base building electrical system (from the street up to the meters within the main electric rooms), water system (from the street into the Building and up to the meters) and sewer system (from the street to within five (5) feet of the Building) that are provided by Landlord in the initial construction of the Building. Notwithstanding any of the foregoing to the contrary, Landlord shall not be obligated to provide any work or service to or on account of any Secured Access Area (as defined in Section 23.10) or to any other areas deemed inaccessible as a result of Tenant's installation of security equipment or serviceable only by personnel with U.S. Government security clearance, unless Tenant provides reasonable access to such areas and pays all additional costs incurred in connection therewith (including, without limitation, any overtime or additional charges for work not performed at the customary times or in the customary manner). Landlord shall have the right, at Tenant's sole expense, to enter into maintenance contracts with duly qualified contractors satisfactory to Landlord in all respects providing for good, workmanlike, first-class and prompt, preventative and corrective maintenance and repair as may be designated by Landlord in its sole and absolute discretion. If any such contractors are affiliates of Landlord, such contracts shall be entered into and performed on an arms-length basis, at prices or rates comparable to those offered by unaffiliated contractors for similar services in the Washington, D.C. metropolitan area. It is expressly understood and agreed that neither Landlord nor Managing Agent shall have any responsibility or obligation to provide any services or other operation, maintenance or repair of, in or to the Cafeteria or the equipment relating thereto.

                                   ARTICLE IX
                                  ALTERATIONS
                                  -----------

     9.1 The initial base building construction and the initial improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit B. Landlord expressly agrees that the Premises delivered to Tenant shall substantially conform to the approved site plan, the approved building plans, and the standards set forth in Exhibit B, Schedule I (Base Building Items) and Exhibit B, Schedule II (Leasehold Improvements). Landlord is not obligated to provide any improvements in excess of the Base Building Items or Leasehold Improvements, and Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements, demolition or other changes (collectively "Alterations") in or to the Premises or the Building except for the Initial Installations as set forth in Exhibit B.

     9.2 So long as Tenant is in occupancy of at least seventy percent (70%) of the rentable square footage of the initial Premises set forth in Section 1.2, Tenant shall have the right, without obtaining Landlord's prior consent, to make interior non-structural Alterations to the Premises which are not visible from the exterior of the Premises and do not cost in excess of fifty thousand dollars ($50,000) with respect to any one such Alteration project or series of related such Alteration projects ("Minor Alterations"). Tenant shall not make or permit anyone to make any Alteration (other than a Minor Alteration) in or to the Premises or the Building without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion with respect to all structural Alterations and those non-structural Alterations which are visible from the exterior of the Premises or which adversely affect the marketability of the Premises, and which consent shall not be unreasonably withheld with respect to all other non-structural Alterations. For these purposes, structural alterations shall be deemed to include without limitation any Alteration that will or may necessitate any changes, replacements or additions to exterior or demising walls, load bearing elements, floor slabs, columns, core areas (including but not limited to bathrooms, stairwells, elevator lobbies, and mechanical rooms) or floors provided by Landlord as Base Building Items pursuant to Exhibit B, or which would exceed the capacity of or interfere with, the water, electrical, mechanical, plumbing or HVAC systems of the Premises or Building provided by Landlord in connection with the construction of the Base Building Items. Any Alteration (whether or not consent is required therefor as provided for herein) shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor, and (except with respect to Minor Alterations) in accordance with plans and specifications, approved in writing by Landlord; (d) in accordance with legal requirements (including, without limitation, the obtaining of all necessary permits and licenses) and requirements of any insurance company insuring the Building; (e) after obtaining any required consent of the holder(s) of the Mortgage (Landlord shall endeavor to the extent commercially reasonable to minimize the scope of lender consents); (f) after obtaining or arranging for appropriate worker's compensation insurance coverage; (g) after delivering to Landlord written, unconditional waivers of mechanics' and materialmen's liens against the Premises, the Building and the Land from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration; and (h) in compliance with such other requirements as Landlord might impose. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. If Tenant shall fail to discharge timely any such mechanics' or materialmen's lien, then (i) Landlord may, at its option, discharge such lien without inquiry into the validity thereof and treat the cost thereof (including attorneys' fees incurred in connection therewith) as additional rent due hereunder, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien, and (ii) Tenant's right to install Minor Alterations without Landlord's consent as described above shall automatically, immediately and forever lapse and be of no further force or effect. It is understood and agreed that any Alterations (other than the Initial Installations made by Landlord pursuant to Exhibit B) shall be conducted on behalf of Tenant in accordance with this Article IX. Landlord's consent to the making of an Alteration shall not be deemed to constitute Landlord's consent to subject its interest in the Premises or the Building or the Land to liens which may be filed in connection therewith. Upon completion of any Alteration, Tenant shall prepare a complete set of as-built plans and promptly provide a copy of same to Landlord.

     9.3 If any Alteration (other than a Minor Alteration) is made without Landlord's prior written consent, then Landlord shall have the right, in addition to exercising all other available remedies, at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. Unless Landlord elects otherwise pursuant to this Section 9.3, all Alterations to the Premises or the Building made by either party shall immediately become Landlord's property (provided, however, that during the Lease Term Tenant shall retain an insurable interest in such Alterations) and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and trade fixtures installed in the Premises solely at Tenant's expense; provided further, however, that in no event shall Tenant have the right to remove movable furniture, furnishings or trade fixtures to the extent such items were paid for as a part of any allowance provided to Tenant under this Lease (collectively, the "Allowance Items") (except that Tenant shall have the right to replace Allowance Items (as the same may become worn or obsolete) with reasonably comparable (in terms of value, quality, quantity and manner) items, so long as the same is done in the normal and ordinary course of Tenant's business, and such replacement items shall be deemed to be Allowance Items subject to the restrictions set forth above). Notwithstanding anything to the contrary in this
Section 9.3, Tenant shall also be required to remove all Alterations to the Premises or the Building and all non-trade fixtures and equipment which Landlord designates in writing for removal (which designation shall be made at the time of Landlord approval of such Alterations and installation of non-trade fixtures and equipment, if Landlord approval is required). Tenant shall not be required to remove security system, telephone and data wiring and cabling installed by or on behalf of Tenant in cable trays or from such cable trays into individual offices pursuant to the approved plans and specifications for the Leasehold Improvements (collectively, "Cabling") during the Initial Installation; provided, that Tenant shall be required to remove any such wiring and cabling installed outside such cable trays or installed after the Initial Installation. Tenant shall not be required to remove any of the Initial Installations or any Minor Alterations. Notwithstanding the foregoing, Landlord shall have the right at its sole option to determine whether Tenant shall be required to either remove or leave any Alterations, Minor Alterations, or Allowance Items (but not Initial Installations) that Landlord determines are not customary in office buildings of similar quality (including, without limitation, vaults or secured rooms specially constructed for Tenant's use, safes, laboratories, raised flooring for computer rooms, special heating and cooling systems, and similar systems or equipment). Promptly after Landlord's receipt of a written request by Tenant which specifically requests Landlord to indicate to Tenant whether Landlord will require the removal of such Alterations, and provided such request is given to Landlord together with Tenant's request for Landlord's approval of such Alterations, Landlord will indicate to Tenant whether Landlord will require the removal of any such Alterations. Movable furniture, furnishings and trade fixtures shall be deemed to exclude any item which would normally be removed or detached from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right to repair or replace at Tenant's expense all damage to the Premises or the Building caused by any such removal or to require Tenant to do the same. If any furniture, furnishing or trade fixture required to be removed is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall, at Landlord's option, be deemed abandoned or become

Landlord's property to be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such furniture, furnishing or trade fixture and any Alteration, non-trade fixture or equipment (which Landlord designates in writing for removal) and any Cabling.

     9.4 (a) Subject to satisfaction of all applicable provisions of this Lease and the following conditions in this Section 9.4, throughout the initial Lease Term (and, so long as Tenant renews the Lease Term for and continues to occupy more than fifty percent (50%) of the Premises, during any Renewal Term), Tenant shall have the right, at Tenant's sole risk, cost and expense, to install and maintain, in a limited area on the roof of the Building depicted as a part of Exhibits A-1 and A-2 (the "Satellite Area"), satellite dish and microwave antennae, together with the cables extending from such antennae to the Premises (collectively, the "Antenna"), in accordance with plans and specifications to be developed in accordance with Exhibit B. Landlord shall retain the right to use other areas on the roof of the Building outside the Satellite Area, or to allow such areas to be used by other tenants or occupants of the Building, including Welkin, for satellite dish, cellular, or microwave antenna, or other telecommunications uses so long as any such use by a tenant or occupant other than Welkin would not adversely affect any security clearance held by Tenant relating to the Premises or the functionality of any equipment installed by Tenant within the Satellite Area. The location, size, weight, height, screening and all other features and specifications of the Antenna, and the manner of the initial installation of the same, shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Tenant shall not be entitled to install any Antenna or other item: (i) if such installation would adversely affect (or in a manner that could adversely affect) any warranty with respect to the roof and/or the Building; (ii) if such installation would adversely affect (or in a manner that could adversely affect) the structure or any of the building systems of the Building, or if such installation would require (or in a manner that could require) any structural Alteration to the Building, unless Landlord in its sole and absolute discretion approves in writing such structural alteration at Tenant's cost; (iii) if such installation would violate (or in a manner that could violate) any covenant, condition, or restriction of record affecting the Building, the Complex or the Park or any applicable federal, state or local law, rule or regulation; (iv) unless Landlord obtains all required approvals and consents of all holders of Mortgages encumbering the Building or the Land; (v) unless Tenant has obtained and maintains at Tenant's expense, and has submitted to Landlord copies of, all permits, licenses and approvals relating to such item and such installation and maintenance as may be required by any governmental, quasi-governmental or Park authorities, and pays all taxes and related fees thereto; (vi) unless such Antenna is white or of a beige or lighter color (or otherwise appropriately screened); (vii) unless such Antenna is installed at Tenant's sole cost and expense, by a qualified contractor chosen by Tenant and approved in advance by Landlord, which approval shall not be unreasonably withheld; (viii) unless Tenant obtains Landlord's prior consent to the manner and time in which such installation work is to be done; and (ix) unless screened from view and public access in a manner and with materials acceptable to Landlord in its sole discretion. All plans and specifications concerning such Antenna and its installation shall be subject to Landlord's prior written approval and Tenant shall reimburse Landlord's expenses incurred in connection with such review. All repairs and installation required after the initial installation of the Antenna also shall be subject to Landlord's prior written approval (to be granted or withheld in Landlord's sole and absolute discretion), which approval shall be at Tenant's sole cost and expense. Landlord shall use reasonable efforts to assist Tenant in obtaining from applicable governmental and Park authorities all required approvals and permits for the installation of the Antenna.

          (b) Tenant shall have unlimited access to the Satellite Area. Any such access by Tenant shall be subject to reasonable rules and regulations relating thereto established from time to time by Landlord. Landlord acknowledges that the Satellite Area is a Secured Access Area (as defined in Section 23.10(b)) and shall be subject to the restrictions on Landlord access specified therein.

          (c) At all times during the Lease Term, Tenant shall (i) maintain the Antenna and the Satellite Area in clean, good and safe condition and in a manner that avoids interference with or disruption to Landlord and other tenants of the Building or the Complex, and (ii) shall comply with all requirements of laws, ordinances, orders, rules and regulations of all public and Park authorities and insurance companies which shall impose any order or duty upon Landlord or Tenant with respect to or affecting the Antenna or the Satellite Area or arising out of Tenant's use or manner of use thereof. Tenant shall pay and discharge all costs and expenses (if any) incurred by Landlord in connection with the furnishing, installation, maintenance, operation or removal of the Antenna within ten (10) days after written demand. All repairs to the Building made necessary by reason of the furnishing, installation, maintenance, operation or removal of the Antenna or any replacements thereof (including, without limitation, any invalidation of any warranty due to the Antenna or Tenant's actions) shall be at Tenant's sole cost. At the expiration or earlier termination of the Lease Term, Tenant shall remove the Antenna and related equipment from the Building and surrender the Satellite Area in good condition, ordinary wear and tear and unavoidable damage by the elements excepted. In the event Tenant fails to remove the Antenna and related equipment, Landlord may remove and dispose of same and charge Tenant the entire cost thereof.

          (d) Upon ten (10) business days' prior written notice to Tenant, Landlord shall have the right to require Tenant to relocate the Antenna to an alternative location acceptable to Tenant in its reasonable discretion, if in Landlord's reasonable opinion such relocation is necessary. Any such relocation shall be performed by Tenant at Landlord's expense and in accordance with all of the requirements of this Section. Nothing in this Section shall be construed as granting Tenant any line of sight easement with respect to any antenna. It is expressly understood that by granting Tenant the right hereunder, Landlord makes no representation as to the legality of such Antenna or its installation. In the event that any federal, state, county, regulatory or other authority requires the removal or relocation of such Antenna, Tenant shall promptly remove or relocate such Antenna at Tenant's sole cost and expense, and Landlord shall under no circumstances be liable to Tenant therefor.

          (e) Tenant shall pay for all amounts incurred in connection with the electricity consumed by the Antenna, including not only the cost of the electricity consumed, but also the cost of the measurement of such consumption.

          (f) Tenant shall maintain such insurance as is appropriate with respect to the installation, operation and maintenance of the Antenna, and Landlord reserves the right from time to time to require Tenant to obtain higher amounts or different types of insurance with respect to the Antenna. Landlord shall have no liability on account of any damage to or interference with the operation of the Antenna except to the extent of any physical damage caused by Landlord's gross negligence or willful misconduct. Landlord expressly makes no representations or warranties with respect to the capacity for any antenna placed on the roof of or ground adjacent to the Building to receive or transmit signals. The operation of the Antenna shall be at Tenant's sole and absolute risk. Tenant shall in no event interfere with the use of any other communications equipment located in, on or about the Building.

          (g) The Antenna may be used by Tenant only in the conduct of Tenant's customary business. No assignee or subtenant (other than an Affiliate to whom this Lease is assigned or the entire Premises is sublet pursuant to Article vII) shall have any rights pursuant to this Section.

          (h) Tenant shall indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including attorneys' fees) suffered by or claimed against Landlord, directly or indirectly, based on, arising out of or resulting from or with respect to the installation, use, operation, maintenance, repair or disassembly of the Antenna and related equipment or the use by Tenant of the Satellite Area; provided, that Tenant shall have no obligation to indemnify Landlord against the foregoing matters to the extent caused in whole or in material part by the gross negligence or willful misconduct of Landlord or its agents or employees.

          (i) Tenant's use of the Satellite Area shall be subject to all of the terms and conditions of this Lease; provided, however, in no event shall Tenant be required to pay rent in connection with the Antenna and Tenant's use of the Satellite Area.

                                    ARTICLE X
                                     SIGNS
                                     -----

     10.1 No sign, advertisement or notice referring to Tenant or its business shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or interior of the Building (or any part of the Premises which is visible from outside the Premises) except on the suite entry doors of the Premises and such other areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved in writing by Landlord. All of Tenant's signs that are approved by Landlord shall be installed by Landlord at Tenant's cost and expense. If any sign, advertisement, or notice that has not been approved by Landlord is exhibited or installed by Tenant, Landlord shall have the right to immediately remove the same at Tenant's expense without any notice or grace period being required in connection therewith. Except by United States mail, Tenant shall not distribute any advertisements or notices within the Complex. Landlord reserves the right to prohibit any advertisement which in Landlord's opinion tends to impair the reputation or desirability of the Building or the Complex.

     10.2 Notwithstanding anything in Section 10.1 to the contrary, but subject to the terms of this Section, in connection with the initial construction of the Premises, Landlord shall affix not more than two (2) signs to the exterior of the Building (the "Signs"); provided, however, that (a) the installation and operation of such Signs shall be subject to Landlord's ability to obtain, using its reasonable efforts, all necessary governmental, quasi-governmental, community, Park and other permits, approvals and consents (and Tenant shall bear all risk of not obtaining same), (b) the size, shape, materials, design, weight, color, location, lettering, name or logo, lighting if any, and all other aspects of such Signs shall be acceptable to Landlord in its sole discretion, (c) such Signs and their installation shall be in accordance with all legal and Park requirements and Landlord's rules and regulations, and (d) all costs related to such Signs and their installation (including the cost of obtaining permits and approvals) shall be paid by Tenant to Landlord in advance to the extent such costs exceed the Signage Allowance. The "Signage Allowance" shall be in addition to all other Allowances (as defined in Exhibit B) and is an allowance equal the amount of all reasonable costs and expenses incurred in connection with the permitting, consent, approval, purchase and installation of the initial Signs specified above (up to a maximum amount of ten thousand dollars ($10,000) in the aggregate). The Signs shall be the only manner of identifying Tenant on the Building. Throughout the Lease Term, such Signs shall be maintained in first class condition and repair at Tenant's sole expense. If Tenant is prohibited from installing the Signs for any reason whatsoever, Tenant's other obligations under this Lease shall not be affected thereby. If an Event of Default occurs, at Landlord's option, Landlord at Tenant's sole expense, may remove the Signs and restore the area in which such Signs were installed to its condition immediately prior to the installation of such signs, at which time Tenant's signage rights pursuant to this Section 10.2 shall lapse and be of no further force or effect. At the expiration or earlier termination of the Lease Term, or at such time, if any, that fifty percent (50%) or more of the rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned, or Tenant is not in occupancy of such fifty percent (50%) portion, then Landlord shall have the right to immediately remove, at Tenant's expense, the Signs on the Building and to restore the area on which the Signs were installed to its condition immediately prior to the installation thereof. In addition, (i) if at any time Tenant's lease or occupancy of fifty percent (50%) or more of the rentable area of a Wing has been terminated pursuant to Section 7.4, subleased or assigned, or Tenant is not in occupancy of such fifty percent (50%) portion, then Landlord shall have the right to immediately remove, at Tenant's expense, the Signs on such Wing and to restore the area on which such Signs were installed to its condition immediately prior to the installation thereof, and
(ii) if at any time Tenant's lease or occupancy of the Building has been terminated pursuant to Section 7.4, or subleased or assigned to such an extent that a tenant other than Tenant occupies more than twenty five thousand (25,000) square feet of rentable area in the Building, Landlord shall have the right to provide exterior building signage, comparable to the signage allowed to Tenant, to such tenant.

                                   ARTICLE XI
                                   [RESERVED]



                                   ARTICLE XII
                                  HOLDING OVER
                                  ------------



     12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate replacement tenants, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base

Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal double the then-prevailing Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover all damages. Any holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month; provided, however that Landlord may, in addition to its other remedies, elect, in its sole discretion, to treat such holdover as the creation of a month-to-month tenancy with Tenant. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord's consent to any holdover or to give Tenant any right with respect thereto. Except as otherwise specifically provided in this Article, all terms of this Lease shall remain in full force and effect during any holdover period.


                                  ARTICLE XIII
                                   INSURANCE
                                   ---------

     13.1 Tenant shall not conduct or permit to be conducted any activity or place any item in or about the Building which may increase the rate of any insurance on the Building. If any increase in the rate of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item and without waiving Landlord's right to require such activities to cease) Tenant shall pay the amount of such increase. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is due to any such activity or item shall be conclusive evidence thereof.

     13.2 (a) Tenant shall maintain throughout the Lease Term (1) broad form comprehensive general liability insurance (written on an occurrence basis and including contractual liability coverage insuring the obligations assumed by Tenant pursuant to Sections 6.3 and 15.2, premises and operations coverage, broad form property damage coverage and independent contractors coverage, and containing an endorsement for personal injury), (2) special form property insurance, (3) comprehensive automobile liability insurance (covering automobiles owned by Tenant, if any), (4) worker's compensation insurance, (5) employer's liability insurance, and (6) such other insurance as may be required from time to time by the holder of a Mortgage encumbering the Premises. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than five million dollars ($5,000,000) combined single limit per occurrence. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises, excluding only the work and materials considered to be building standard finishes. Such automobile liability insurance shall be in an amount not less than one million dollars ($1,000,000) combined single limit per occurrence and two million dollars ($2,000,000) in the aggregate. Such worker's compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Building is located (as the same may be amended from time to time). Such employer's liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

          (b) All such insurance shall: (1) be issued by a company that is licensed to do business in the jurisdiction in which the Building is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A:XI from Best's Insurance Guide; (2) name Landlord, its managing agent (or its successor) and the holder of any Mortgage as additional insureds and/or loss payees as applicable (as their interests may appear), except that the liability insurance shall not name Landlord's Mortgage holder as an additional insured; (3) contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any person or entity prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees, affiliates, partners and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (4) provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, affiliates, agents and employees, (5) be acceptable in form and content to Landlord and to Landlord's first mortgagee;
(6) be primary and noncontributory; and (7) contain an endorsement prohibiting cancellation, failure to renew, reduction in amount of insurance or change of coverage (A) as to the interests of Landlord or the holder of the Mortgage by reason of any act or omission of Tenant, and (B) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Such policy or policies may contain or provide for such reasonable deductibles as Landlord may approve from time to time, which approval shall not be unreasonably withheld. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance (including, but not limited to, with respect to the Antenna). Tenant shall deliver a certificate of all such insurance and receipts evidencing payment of the premium for such insurance (and, upon request, copies of all required insurance policies, including endorsements and declarations) to Landlord concurrently with Tenant's execution of this Lease and at least annually thereafter.

     13.3 Landlord shall maintain, at Tenant's sole cost and expense, fire and hazard insurance with extended coverage insuring the base Building (but not any Alterations or any personal property or other property of any tenant, including Tenant) in an amount not less than the full replacement cost of the Building and the Premises, including all improvements installed in or benefiting the Premises pursuant to Exhibit B. Such hazard insurance policy may include coverage to insure Landlord against loss of rents for a period of up to one (1) year in the event of damage or destruction of the Premises or the Building. Landlord hereby waives its right of recovery against Tenant if the damage, loss or destruction was not caused by the gross negligence or willful act or omission of Tenant or any Invitee, but only to the extent that Landlord receives insurance proceeds with respect to such damage, loss or destruction. Landlord shall secure a waiver of subrogation endorsement from its insurance carrier. Tenant shall have the right of reasonable approval over the deductibles contained in the foregoing policies of insurance to be obtained by Landlord, subject to the rights and requirements of any mortgagee of Landlord.


                                   ARTICLE XIV
                             SERVICES AND UTILITIES
                             ----------------------

     14.1 Landlord will furnish to the Premises heating, ventilation and air-conditioning ("HVAC") during the seasons they are required in Landlord's reasonable judgment. Landlord shall not be liable for any failure to maintain comfortable atmosphere conditions in all or any portion of the Premises due to excessive heat generated by any equipment or machinery installed by Tenant (with or without Landlord's consent) or due to any impact that Tenant's furniture, equipment, machinery or millwork may have upon the delivery of HVAC to the Premises. For purposes of this Section 14.1, excessive heat shall be deemed to result from (a) the installation of machinery or equipment, other than normal office machinery and equipment, in an area not engineered for such office machinery and equipment, or (b) the installation and concurrent operation of a number of normal office machines or pieces of equipment in an area not engineered for such a concentration. For example, a typical office will provide comfortable temperatures for its occupant when a normal personal computer is installed and operated in that office, but it may not do so if an unusually large computer or a number of smaller computers are installed and operated in that office. Landlord shall not be liable for its failure to maintain comfortable atmosphere conditions due to an occupancy load of more than one person per two hundred and fifty (250) square feet. Landlord also will provide standard janitorial service on Monday through Friday only (excluding legal public holidays celebrated by the Tenant as specified in a schedule to be provided by Tenant to Landlord at least thirty (30) days prior to the commencement of each calendar year)); provided, however, that Tenant shall have the right, upon reasonable advance written notice to Landlord and at Tenant's sole cost and expense, to perform its own janitorial services within the Premises, provided that the specifications therefor shall be subject to Landlord's reasonable approval (it being understood that if Tenant assumes such duties, then Landlord shall have no obligation or liability with respect thereto or on account thereof and neither the Base Rent nor the Management Fee shall be affected thereby). Landlord also will provide water, electricity (subject to Tenant's responsibilities under Section 14.2 below) elevator service, and exterior window-cleaning service. Tenant acknowledges that Landlord shall have the right to remove elevators from service as may be required for moving freight or for servicing or maintaining the elevators or the Building. Notwithstanding any of the foregoing to the contrary, other than making utilities available to the Building as provided elsewhere in this Lease, Landlord shall not be obligated to provide any services to or on account of any Secured Access Area (as defined in Section 23.10) or to any other areas deemed inaccessible as a result of Tenant's installation of security equipment or serviceable only by personnel with U.S. Government security clearance, unless Tenant provides Landlord with reasonable access to such areas and pays all additional costs incurred in connection therewith (including, without limitation, any overtime or additional charges for work not performed at the customary times or in the customary manner). Tenant shall have access to the Premises and the Building twenty-four (24) hours per day each day of the year (except in the event of an emergency or other out of the ordinary circumstance). The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except such holidays) and such other hours, if any, as Landlord reasonably determines. Tenant shall not permit anyone, except for Tenant's employees and authorized guests, to enter the Building at times other than the normal hours of operation of the Building without following Landlord's reasonable rules and regulations therefor. The HVAC systems serving the Premises shall be designed and constructed so that if Tenant wishes to operate such systems after normal hours of Building operation, Tenant may do so at Tenant's sole cost and expense. If Tenant requires of Landlord any other service beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Tenant shall pay for all labor and other related costs and charges incurred by Landlord in connection with providing such after hour services.

     14.2 Landlord shall install in the Building, at Tenant's sole cost and expense, separate meters to measure electricity and gas consumption with respect to the Premises and the Satellite Area. Tenant shall arrange with the appropriate utility company for the provision of such utilities, and Tenant shall pay timely to the appropriate utility all charges and fees relating to such utilities. If any other utility serving all or any portion of the Premises is not separately metered, then Tenant shall pay to Landlord as additional rent Tenant's Proportionate Share of same pursuant to Article V. Landlord shall have the right, at any time during the Lease Term, to install separate meters for any such utilities at Tenant's sole cost and expense, and from and after the date of such installation Tenant shall pay timely to the appropriate utility company all charges and fees relating to such utility.

     14.3 For those utilities not separately metered, Tenant shall promptly reimburse Landlord on demand for the cost of any excess or disproportionate utility usage in or in connection with the Premises (including, but not limited to, water and sewer usage). Excess and/or disproportionate usage shall be determined by Landlord (in consultation with its mechanical engineer) and pursuant to measurement of such usage by Landlord's energy management system.

     14.4 Landlord reserves the right to curtail or suspend any utility, service or Building system when necessary or desirable in the reasonable judgment of Landlord, by reason of accident, emergency, repairs, alterations, replacements or improvements or any other reason whatsoever, until such cause has been removed or remedied. In the event of any failure or inability to furnish any of the utilities or services for the Building, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements, action or inaction, or other cause whatsoever, Landlord shall not have any liability to Tenant. Landlord shall endeavor to provide Tenant with reasonable advance notice of any such curtailment or suspension either planned by Landlord or of which Landlord has received notice.

     14.5 If any public utility or governmental body requires Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Tenant shall comply with such requirements whether or not the utilities and services referred to in this Article XIV are thereby reduced or otherwise affected, without any abatement, deduction, set-off, rebate or adjustment to the Base Rent or additional rent payable hereunder and shall not be considered an eviction, actual or constructive, of Tenant from the Premises.

                                   ARTICLE XV
                              LIABILITY OF LANDLORD
                              ---------------------


     15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage, or plumbing or mechanical equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice, snow or other cause that may leak into, or flow from, any part of the Premises or the Building or the Land, or from drains, pipes or plumbing fixtures in the Premises or the Building or the Land. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises, the Building or the Land shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused by Landlord's willful misconduct or gross negligence to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant.

     15.2 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (a) use and/or occupancy of the Premises or the business conducted therein by Tenant or Tenant's Invitees, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or
(d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

     15.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Tenant shall attorn to such transferee and, within five (5) business days after request, shall execute, acknowledge and deliver any commercially reasonable document submitted to Tenant confirming such attornment.

     15.4 If Tenant believes that Landlord is in default of Landlord's obligations under this Lease, Tenant shall have the right to give written notice of such default to Landlord, and Landlord shall have the right, for a period of thirty (30) days after receipt of written notice from Tenant, to cure such alleged default. Such thirty (30) day cure period shall be extended, if necessary, if the matter or event complained of by Tenant is not amenable to cure in thirty (30) days despite diligent effort, and if Landlord is diligently endeavoring to cure such alleged default. However, if Tenant believes that Landlord has not cured such alleged default in a timely manner, then Tenant's remedy for such Landlord default shall be to seek damages from Landlord (including Tenant's reasonable attorneys' fees and court costs if Tenant is successful and damages are awarded against Landlord) or, if available at law or in equity, specific performance by Landlord of its obligations, and Tenant shall under no circumstances, except as expressly set forth in this Lease, have any right to terminate this Lease. In addition, Tenant shall not have the right to offset or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building and the Land. No other asset of Landlord, any partner, director or officer of Landlord (collectively, "Officer") or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.

                                   ARTICLE XVI
                                     RULES
                                     -----

     16.1 Tenant and Invitees shall observe the rules specified in Exhibit D attached hereto. Tenant and Invitees shall also observe any other rule that Landlord may promulgate for the operation or maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant. Landlord will use reasonable efforts not to enforce any rule or regulation in a manner which unreasonably and adversely discriminates among tenants of the Building. If there is any inconsistency between the terms of this Lease and the rules specified in Exhibit D, the terms of this Lease shall govern.


                                  ARTICLE XVII
                              DAMAGE OR DESTRUCTION
                              ----------------------

     17.1 If the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved) diligently repair and restore the Premises and the Building to substantially the same condition in which they were in prior to such damage or destruction; provided, however, that if in Landlord's reasonable judgment such repair and restoration cannot be completed by the earlier of (i) the expiration date of the then-current term of this Lease or (ii) one year after the occurrence of such damage or destruction (taking into account the time needed for removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord or Tenant shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination within forty-five
(45) days after the occurrence of such damage or destruction. If this Lease is terminated pursuant to the immediately preceding sentence, then all rent payable hereunder shall be apportioned and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that Tenant is able to use while such repair and restoration are being made. Except as otherwise specified in Section 17.2, Landlord shall bear the costs and expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was not caused by the gross negligence or willful misconduct of Landlord or its agents, then Tenant shall pay the amount by which such expenses (including any deductibles) exceed the insurance proceeds, if any, actually received by Landlord on account of such damage or destruction. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (a) Landlord's insurance is insufficient to pay the full cost of such repair and restoration and Tenant does not pay the amount by which the cost of repair and restoration exceeds the insurance proceeds, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available for such repair and restoration, or (c) zoning or other applicable laws or regulations do not permit such repair and restoration. Notwithstanding anything to the contrary set forth in this Section 17.1, Tenant shall not have the right to terminate this Lease because of damage or destruction if Landlord is able to identify space in other buildings owned by Landlord or its affiliates within a three (3) mile radius of the Building which would be available for lease on a temporary basis by Tenant at rents comparable to those then in effect with respect to the Premises and which is space comparable to the Premises and would satisfy Tenant's security and space requirements.

     17.2 Notwithstanding anything above to the contrary, if Landlord repairs and restores the Premises as provided in Section 17.1, Landlord's obligation shall be to repair and restore the Premises in accordance with the plans and specifications developed and approved as set forth in Exhibit B, and Landlord shall not be required to repair, restore or replace any decorations, Alterations or improvements to the Premises made by Tenant, any trade fixtures, furnishings, equipment or personal property belonging to Tenant, or any other item not part of the Initial Installations. It shall be Tenant's sole responsibility to insure, repair and restore all such items owned or installed by Tenant.

     17.3 Notwithstanding anything to the contrary contained herein, if there is damage to or a destruction of the Building that exceeds twenty-five percent (25%) of the replacement value of the Building and if Tenant is occupying fifty percent (50%) or less of the rentable area of the Building, then Landlord shall have the right to terminate this Lease by written notice to Tenant.


                                  ARTICLE XVIII
                                  CONDEMNATION
                                  ------------

     18.1 If the whole or a substantial part (as hereinafter defined) of the Premises, or the use or occupancy thereof, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned"), then this Lease shall terminate on the date title vests in such authority and all rent payable hereunder shall be apportioned as of such date. If less than a substantial part of the Premises, or if the use or occupancy of less than a substantial part thereof, is condemned, then this Lease shall continue in full force and effect, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned. For purposes of this
Section 18.1, a substantial part of the Premises shall be considered to have been taken if more than one-third (1/3) of the rentable area of the Premises is rendered unusable as a result of such condemnation, or if more than one-third (1/3) of parking spaces adjacent to the Building are condemned and Landlord is unable to provide alternative parking arrangements reasonably satisfactory to Tenant.

     18.2 All awards, damages and other compensation paid by the condemning authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation otherwise payable to or recoverable by Landlord in connection with such condemnation.


                                   ARTICLE XIX
                                    DEFAULT
                                    -------

     19.1 An "Event of Default" is any one or more of the following: (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum due hereunder, which failure shall continue for a period of six (6) business days after Landlord gives Tenant written notice thereof; (b) Tenant's failure to perform or observe any term, covenant or condition of this Lease not otherwise specifically described in this Section 19.1, which failure shall continue for a period of ten (10) days after Landlord gives Tenant written notice thereof (provided, however, that if such cure cannot be effected within such ten (10) day period and Tenant begins such cure and is pursuing such cure in good faith and with diligence and continuity during such ten (10) day period, then Tenant shall have such additional time (up to an additional thirty (30) days) as is reasonably necessary to effect such cure); (c) an Event of Bankruptcy as specified in Article XX; (d) Tenant's dissolution or liquidation;
(e) any subletting, assignment, transfer, mortgage or other encumbrance of the Premises or this Lease not permitted by Article VII; (f) Tenant's (or its affiliate's) default under or breach of any other lease or other agreement between Tenant (or such affiliate) and Landlord (or its affiliate); or (g) any Environmental Default as specified in Section 6.3.

     19.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then all of the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything in this Lease to be done by Landlord shall cease, without prejudice, however, to Tenant's liability for all rent and other sums due under this Lease as provided for in this Section. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may be greater or less than the period which otherwise would have constituted the balance of the Lease
Term) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent and damages which may be due or sustained prior to such default, and for all costs, fees and expenses (including, without limitation, reasonable attorneys' fees, brokerage fees, expenses incurred in placing the Premises in first-class rentable condition, and other costs and expenses) incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time) (all such Base Rent, additional rent, damages, costs, fees and expenses hereinafter being referred to as "Termination Damages"). Tenant shall also be liable for additional damages ("Liquidated Damages") which at Landlord's election shall be either: (a) an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default; provided, however, that separate suits or actions may be brought to collect any such Liquidated Damages for any month(s), and such suits or actions shall not in any manner prejudice Landlord's right to collect any Liquidated Damages for any subsequent month(s) by similar proceedings, or Landlord may defer any such suit or action until after the expiration of the Lease Term, in which event such suit or action shall be deemed not to have accrued until the expiration of the Lease
Term); or (b) an amount equal to the present value (as of the date of Tenant's default) of all Base Rent, additional rent and other sums which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which Liquidated Damages shall be payable to Landlord in one lump sum on demand. For purposes of this Section 19.2(b), "present value" shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate in effect on the date of payment at the Federal Reserve Bank nearest the Building. Landlord may bring suit to collect any such Liquidated Damages at any time after an Event of Default shall have occurred. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. The provisions outlined in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver.

     19.4 If Landlord shall make demand or institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

     19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant nor prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the Default Rate (as hereinafter defined) from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The Default Rate shall equal the rate per annum which is five (5) whole percentage points above the prime rate published from time to time in the Money Rates section of the Wall Street Journal; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. If the Wall Street Journal ceases to publish a prime rate or announces more than one prime rate, then, for purposes of determining the Default Rate, Landlord shall have the right to designate a substitute rate which Landlord deems comparable.

     19.6 If Tenant twice in any twelve (12) month period fails to make any payment of the Base Rent, additional rent or any other sum payable under this Lease on or before the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount of such payment. Such payment and such late fee shall bear interest at the Default Rate from the date such payment or late fee, respectively, became due to the date of payment; provided however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. If Tenant is in default of this Lease for the same or substantially the same reason more than three times during the Lease Term, then, at Landlord's election, Tenant shall not have the right to cure such repeated default. In the event of Landlord's election not to allow a cure of a repeated default, Landlord shall have all the rights and remedies provided herein and by law. In addition, if two (2) consecutive monthly installments of rent remain unpaid for longer than ten (10) days beyond the date on which each is due and payable, then the aforesaid waiver of the late fee shall be of no further force or effect, and Landlord may, in addition to all other rights and remedies provided herein and by law, require that (i) Tenant establish a security deposit with Landlord equal to two (2) months' rent, and/or (ii) thereafter, Tenant pay all rent in the form of a certified check, cashier's check or wire transfer of immediately available funds. If Tenant shall deliver to Landlord a check that is returned unpaid for any reason, such payment shall be deemed never to have been made and, additionally, Tenant shall pay Landlord One Hundred Dollars ($100.00) for Landlord's expense in connection therewith (plus any out-of-pocket expenses incurred in connection therewith) and said charge shall be payable to Landlord on the first day of the next succeeding month as additional rent. The aforesaid late charge and interest shall constitute additional rent due hereunder. Notwithstanding anything above to the contrary, if Landlord receives timely from Tenant any payment by means of a check drawn on a bank in the metropolitan Washington, D.C. or Boston area, which check may be cashed or honored promptly in due course, then Landlord shall be deemed to have received timely such payment.

     19.7 As security for the performance of Tenant's obligations, Tenant grants to Landlord a lien upon and a security interest in Tenant's existing or hereafter acquired personal property, inventory, furniture, fixtures, equipment (including, without limitation, all Cafeteria equipment and Allowance Items), licenses and permits located on or in, or pertaining to, the Premises, and all additions, modifications, products and proceeds thereof, including, without limitation, such tangible property which has been used at the Premises, purchased for use at the Premises, located at any time in the Premises or used or to be used in connection with the business conducted or to be conducted in the Premises, whether or not the same may thereafter be removed from the Premises. Such lien shall be in addition to all rights of distraint available under applicable law. Tenant shall from time to time and promptly upon request from Landlord, provide Landlord with a detailed inventory of all such property. Within five (5) days after request from time to time, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document evidencing or establishing such lien and security interest which may be requested by Landlord. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant, but Landlord shall only be entitled to exercise such power of attorney if Tenant has failed to respond (whether affirmatively or negatively) within ten (10) business days to Landlord's request for a signature on any such financing statement or document. In addition, Landlord shall have the right, at Landlord's sole option, to file in any jurisdiction a copy of this Lease (as executed by Tenant) as a financing statement. During any period that Tenant is in default under this Lease, Tenant shall not sell, transfer or remove from the Premises any of the aforementioned tangible property without Landlord's prior written consent, unless the same shall be promptly replaced with similar items of comparable value. In order to further assure Tenant's performance of its obligations under this Lease, Tenant covenants that during the Lease Term, it will not convey or otherwise transfer its assets or permit its assets to be encumbered to the extent that any such conveyance, transfer or encumbrance is not done in the ordinary course of Tenant's business or would materially and adversely affect the net worth of Tenant.


                                   ARTICLE XX
                                   BANKRUPTCY
                                   ----------

     20.1 An Event of Bankruptcy is: (a) Tenant, any guarantor of this Lease, or any general partner of Tenant (a "General Partner") becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code") or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of Tenant, a guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; (e) Tenant's, a guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors; (f) a material and adverse change in the financial condition or status of Tenant, a General Partner or a guarantor; or (g) an admission by Tenant or a guarantor of its inability to pay debts as they become due. At any time upon not less than five (5) days' prior written notice, Tenant shall submit such information as Landlord may request concerning the financial condition of Tenant, any guarantor or any General Partner. Tenant warrants that all such information heretofore and hereafter submitted is and shall be correct and complete.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for all damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that, at a minimum, all of the following minimum criteria be met:
(1) Tenant's gross income (as defined by generally accepted accounting principles) during the thirty (30) days preceding the filing of the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and median of Tenant's monthly gross income (as defined by generally accepted accounting principles) during the seven
(7) months preceding the filing of the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted;
(6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Complex;
(7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six (6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and
(9) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                   ARTICLE XXI
                                 SUBORDINATION
                                 -------------

     21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of any mortgage, deed of trust, or other security instrument which may now or hereafter encumber the Building or the Land (the "Mortgage"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder.

     21.2 In confirmation of the foregoing subordination, Tenant shall at Landlord's request promptly execute any requisite or appropriate document reasonably necessary to confirm such subordination and any nondisturbance and attornment rights granted pursuant to the requirements of this Article XXI. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document, but Landlord shall only be entitled to exercise such power of attorney if Tenant has failed to respond (whether affirmatively or negatively) within ten
(10) business days to Landlord's request for a signature on any such document. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within five (5) days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     21.3 If any lender providing any type of financing secured by the Building or the Land requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and deliver such amendment to Landlord within fifteen (15) business days after receipt.

     21.4 Landlord shall obtain for Tenant a subordination, non-disturbance and attornment agreement (recognizing Tenant's rights under this Lease) from the holder of any first Mortgage now or hereafter encumbering the Building and/or the Land, on such holder's standard form (without modification, except for commercially reasonable changes if and to the extent such changes are necessary to ensure that Tenant's rights or obligations hereunder are not materially and adversely affected). Any such nondisturbance agreement shall provide, in substance, that the purchaser at a foreclosure (or trustees sale under a deed of trust) of the Premises shall not disturb Tenant's occupancy of the Premises for so long as Tenant is timely paying all Base Rent and additional rent and charges due from Tenant and is otherwise performing all of Tenant's obligations hereunder.


                                  ARTICLE XXII
                              COVENANTS OF LANDLORD
                              ---------------------

     22.1 Landlord covenants that if Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone claiming through Landlord. Tenant acknowledges that construction of Phase II may cause noise, disruption and disturbance to Tenant's possession of Phase I. Landlord shall use reasonable efforts to minimize such noise, disruption, and disturbance; provided, however, that any additional costs incurred by Landlord in response to Tenant concerns or complaints, and after consultation with Tenant as to the measures proposed and the anticipated costs, in connection with efforts to mitigate noise, disruption, and disturbance (including, without limitation, overtime charges) shall be paid by Tenant. Landlord shall utilize reasonable efforts to schedule any work requiring interruption of utilities on weekends.

     22.2 Landlord reserves the right to: (a) change the street address and name of the Building or the Complex; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building and the Complex, and, in connection with such work, to temporarily close door entry ways, common or public spaces and corridors of the Building or the Complex so long as the Premises remain reasonably accessible and Tenant can maintain reasonable security requirements;
(c) erect, use and maintain pipes and conduits in and through the Premises; (d) resubdivide the Land or combine the Land with other lands; (e) relocate or change roads, driveways and parking areas and to alter the means of access to all or any portion of the Building or Complex; (f) subject to Tenant's prior approval as to signage in or on the Building, which shall not be unreasonably withheld, conditioned, or delayed, install and display marketing, directional, or other reasonable signage or notices on any part of the exterior or interior of the Building or within the Complex; (g) install such access control systems and devices as Landlord deems appropriate and not inconsistent with Tenant's security arrangements; (h) create easements and other rights concerning the Premises, the Building, the Land and the entrances, aisles and stairways of any parking areas for utilities, telephone lines, sanitary sewer, storm sewer, water lines, pipes, conduits, drainage ditches, sidewalks, pathways, emergency vehicles, and ingress and egress for the use and benefit of others, without Tenant joining in the execution thereof and the Lease shall automatically be subject and subordinate thereto; (i) alter the site plan, landscaping, walkways and common areas outside the Building within the context of general site improvements, repairs and maintenance; and (j) subject the Building or the Land to covenants, conditions and restrictions which are intended to address the development and use of the Complex or the Park and to provide for the maintenance and upkeep of common areas within the Complex or the Park, and this Lease shall be subject and subordinate to all such covenants, conditions and restrictions now or hereafter imposed. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy. Notwithstanding anything above to the contrary, under no circumstances shall Landlord's exercise of any of the aforesaid rights materially adversely affect Tenant's use of or access to the Premises or the Satellite Area, or breach the security requirements imposed upon Tenant by the U.S. Government without Tenant's prior approval (which shall not be unreasonably withheld, conditioned or delayed).


                                  ARTICLE XXIII
                               GENERAL PROVISIONS
                               ------------------

     23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building or the Land except as expressly set forth herein, and no rights, privileges, easements or licenses are being acquired by Tenant except as expressly set forth herein.

     23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

     23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Brokers. The commissions of the Brokers shall be paid by Landlord pursuant to separate agreements. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or with whom Tenant has dealt. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any of the Brokers or by any other broker, agent or finder employed by Landlord or with whom Landlord has dealt.

     23.4 From time to time upon ten (10) days' prior written notice, Tenant and each subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that

Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) that this Lease is subject and subordinate to all Mortgages; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord or any lender may request. Any such statement may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, the holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

     23.5 LANDLORD, TENANT, GUARANTORS AND GENERAL PARTNERS WAIVE TRIAL BY JURY IN ANY ACTION, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT'S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

     23.6 All notices or other required communications shall be in writing and shall be deemed duly given only when delivered in person (with receipt therefor), or when sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Address for Notices, with a copy to Shaw, Pittman, Potts & Trowbridge, 201 Liberty Street, S.W., Leesburg, VA 22075, Attention: Robert M. Gordon, Esq. (b) if to Tenant, at the Tenant Address for Notices. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or the holder of the Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder a reasonable opportunity to cure the breach.

     23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

     23.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.

     23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting by Tenant.

    23.10 (a) Tenant shall permit Landlord, its agents, mortgagees and representatives, and federal, state, county and municipal officers or representatives, and prospective lenders or purchasers of interests in the Building or Landlord, (i) without notice, to enter the public and common areas of the Building (as defined in Section 2.1), (ii) without notice, to enter the Premises and the Satellite Area during emergencies, and (iii) to enter the Premises and the Satellite Area at all reasonable times during Tenant's normal business hours upon not less than forty-eight (48) hours' prior written notice, without charge therefor and without diminution of the rent payable by Tenant, in order: to examine, inspect or protect the Premises and the Building; to make such alterations, improvements or repairs to the Building or Building systems as in the sole judgment of Landlord may be deemed necessary; to exhibit the Premises and the Building, during the last twelve (12) months of the then-current Lease Term, to any prospective tenant; and/or for any other reasonable purpose relating to the operation or maintenance of the Premises or the

Building. In connection with any such entry, Landlord shall endeavor to minimize disruption to Tenant's use of the Premises (it being understood that same shall not be deemed to prohibit Landlord from performing maintenance and repairs during business hours). Tenant shall have the right to escort any person entering the Premises or the Satellite Area pursuant to this Section 23.10. During the course of any alteration, improvement or repair by Landlord in the Premises, and during its operation and management of the Building, Landlord may store within the Premises all necessary materials, tools, supplies and equipment, provided that such storage shall not interfere with Tenant's use of the Premises. Nothing in this Section shall be construed as imposing any obligation on Landlord to make any alterations, improvements or repairs. The Building engineer and other maintenance personnel shall have access to the public and common areas of the Building and to the Building's central heating and air conditioning, and other Building systems, without notice and as necessary to permit the proper maintenance and operation thereof.

          (b) Tenant shall have the right to designate certain areas located entirely within the Premises and the Satellite Area as secured access areas (each a "Secured Access Area") upon giving Landlord at least thirty (30) days' prior written notice, provided (i) such written notice includes a copy of the floor plan clearly designating the Secured Access Area, (ii) the area so designated is clearly and fully marked "Secured Access Area" by signs posted in appropriate places, and (iii) at the time of such written notice Tenant provides Landlord with the names and all contact information of those persons designated by Tenant to enable Landlord to access the Secured Access Areas in the event of an emergency or other out of the ordinary circumstance (each, an "Access Representative"). At least one (1) Access Representative shall be immediately available to Landlord twenty-four (24) hours a day, seven (7) days a week, each day of the year. Tenant shall provide Landlord with current information concerning each such Access Representative as the same may change from time to time. Any Alterations within or on account of any Secured Access Area shall be subject to Article IX and the other applicable provisions of this Lease. Except in the event of an emergency or other out of the ordinary circumstance, no agent or employee of Landlord (except for one who has received the requisite security clearance) shall enter any Secured Access Area (other than public and common areas and areas housing the Building's systems which are not subject to security requirements imposed by the U.S. Government) after normal business hours without
(1) reasonable advance oral or written notice to Tenant and unless accompanied by an Access Representative (who Tenant shall make available immediately upon request) or (2) some other mutually satisfactory arrangement with Tenant having been made. Tenant shall pay, within ten (10) days after request therefor, all costs incurred by Landlord in connection with Landlord's compliance with this section, including, without limitation, any overtime or additional charges for services or repair work not performed at the customary times or in the customary manner. In addition, Tenant shall indemnify and hold harmless Landlord from and against any cost or liability resulting from Landlord's inability to gain access to or use of the Premises arising out of the limitation on Landlord's access set forth in this subsection. All expenses associated with any security escorts or special security requirements also shall be at Tenant's sole cost.

          (c) Landlord shall use its best efforts to obtain proper security clearance for all employees necessary to perform Landlord's property management obligations under this Lease, and to present for clearance persons of appropriate qualifications in order to expedite such process. Tenant shall cooperate fully at all times with Landlord and Managing Agent to assist Landlord and Managing Agent in obtaining proper security clearance for all building personnel as appropriate. Tenant acknowledges that Landlord shall not be responsible to provide any services, repairs or maintenance whatsoever in the event Landlord fails to obtain security clearance for such personnel.

     23.11 This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

     23.12 Headings are used for convenience and shall not be considered when construing this Lease.

     23.13 The submission of a copy of this document to Tenant shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     23.14 Time is of the essence with respect to each obligation of Tenant and Landlord hereunder.

     23.15 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

     23.16  Neither this Lease nor a memorandum thereof shall be recorded.

     23.17 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building. Landlord agrees to consult with Tenant regarding such changes as provided in Exhibit B.

     23.18 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than thirty (30) days after the date Landlord notifies Tenant of the amount thereof.

     23.19 Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     23.20 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events) (a "force majeure delay"), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for the time necessary to compensate for the period of such delay or prevention.

     23.21 The deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     23.22 The Tenant covenants and agrees to maintain at all times during the Lease Term an amount of "total shareholder's equity" (as defined by generally accepted accounting principles) of at least One Hundred Twenty-Five Million Dollars ($125,000,000). Within sixty (60) days after the end of each calendar quarter upon a written request by Landlord to Tenant, Tenant shall provide to Landlord Tenant's current financial statement (income statement and balance sheet) for said quarter. Additionally, on an annual basis, Tenant shall provide to Landlord, no later than April 30 of each year, a current financial statement for the prior calendar year (which statement shall include a complete income statement, balance sheet and statement of changes in net cash flow of Tenant) and a three year forecast of the revenues, expenses and net operating income of Tenant on a consolidated basis, which shall be prepared in accordance with generally accepted accounting principles, consistently applied, and which shall be certified as true, correct and complete by the Tenant's Chief Financial Officer, to the best of his knowledge. Landlord shall treat said financial information as strictly confidential; provided, however, that Landlord may release such information to its Managing Agent and to its lender and financial and legal advisors who shall each be informed of its confidential nature. Landlord shall not use any confidential information contained in such reports as the basis for a decision by Landlord to invest or divest in Primark Corporation stock. If Tenant should fail at any time to maintain said shareholder's equity of at least $125,000,000 Tenant shall within thirty (30) days after written notice from Landlord:

          (a) Restore said shareholder's equity in Tenant to at least $125,000,000 and certify such restoration to Landlord, providing reasonable evidence thereof: OR

          (b) (i) Certify to Landlord that said shareholder's equity in Tenant is, as of the date thereof, equal to at least Seventy-Five Million Dollars ($75,000,000) (and provide reasonable evidence thereof) and undertake to maintain such level of shareholder's equity for the balance of the Lease Term and provide the annual statements referenced above with regard thereto, AND

              (ii)provide to Landlord a security deposit in an amount equal to one year's base rent (as then escalated), which security deposit shall be in the form of cash, or if Tenant in its sole discretion chooses, in the form of a commercial, irrevocable letter of credit (which shall be in a form, and from a financial institution, reasonably acceptable to Landlord). Landlord shall hold (or apply upon an Event of Default) said deposit until Landlord has been fully released from the guaranty imposed as part of The Northwestern Mutual Life loan, which release Landlord anticipates obtaining in about the ninth (9th) Lease Year, at which time, provided that there is then no Event of Default under the Lease, Landlord shall return said deposit (less any amount applied) to Tenant; OR

          (c) Provide to Landlord evidence that Tenant has assigned this Lease to Primark Corporation and that Primark Corporation has assumed all of Tenant's obligations hereunder, which assignment shall be in form reasonably acceptable to Landlord.

   Notwithstanding anything to the contrary in this Paragraph 23.22, Tenant's failure to maintain shareholder's equity of at least $125,000,000 shall not in itself constitute an Event of Default hereunder unless and until Tenant does not timely exercise one of the three options specified immediately above, and Landlord agrees that it shall not terminate Tenant's right of possession nor take any other remedy solely on account of such failure to maintain $125,000,000 of shareholder's equity provided Tenant timely exercises one of the three options specified immediately above.

     23.23 The person executing this Lease on Tenant's behalf warrants that such person is duly authorized to so act.

     23.24

     23.25 If any Base Rent or additional rent is collected by or through an attorney or if Landlord requires the services of an attorney to cause Tenant to cure any default, to evict Tenant or to pursue any other remedies to which Landlord is entitled hereunder, Tenant shall pay the reasonable fees of such attorney (including in-house attorneys) together with all reasonable costs and expenses incurred by Landlord in connection with such matters, whether or not any legal proceedings have been commenced.

     23.26 Tenant represents that the financial statement(s) previously delivered to Landlord is (are) a true, complete and accurate presentation as of the date hereof of all of the assets, liabilities and net worth of Tenant or any guarantor of this Lease. Tenant acknowledges that as a material inducement for entering into this Lease, Landlord is relying on the accuracy of this information.

     23.27 For purposes of Section 55-2, Code of Virginia (1950), as amended, this Lease is and shall be deemed to be a deed of lease. For purposes of Section 55-218.1, Code of Virginia (1950), as amended, Landlord's resident agent is Michael D. Lynch, c/o The Mark Winkler Company, 4900 Seminary Road, Alexandria, Virginia 22311.

     23.28 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect (except for any letter agreement signed by Landlord (or its affiliate) and Tenant as described in Section 27.2). This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

                                  ARTICLE XXIV
                                    PARKING
                                    -------

     24.1 During the Lease Term, Tenant shall have the right to use (on a non-exclusive first-come, first-served basis) the Parking Spaces (as defined in
Section 1.14 hereinabove) for the unreserved parking by Tenant and its Invitees of passenger automobiles in the parking areas designated from time to time by Landlord. The Parking Spaces shall be provided to Tenant at no cost during the Lease Term. Tenant shall have access to the parking facility twenty-four (24) hours per day each day of the year (except in the event of an emergency). Of the total number of Parking Spaces to be provided pursuant to Section 1.14, Landlord and Tenant agree that a total of twenty five (25) of such spaces, in the location specified on Exhibit A-3 shall be identified and reserved as "Visitor Parking Spaces".

     24.2 Landlord reserves the right to establish and modify or amend reasonable rules and regulations governing the use of such parking areas. Landlord shall have the right to revoke a user's parking privileges in the event such user fails to abide by the rules and regulations governing the use of such parking areas. Tenant shall be prohibited from using such parking areas for purposes other than for parking registered vehicles. The storage or repair of vehicles in such parking areas shall be prohibited. Tenant's employees shall not park in the spaces designated as "Visitor Parking Spaces" pursuant to Section
24.1 and as shown on Exhibit A-3. Tenant and its

Invitees shall have no parking rights other than with respect to the Parking Spaces as specified herein.

     24.3  Except in connection with assignments and subleases permitted under
Article VII of this Lease, Tenant shall not assign or sublet any parking rights granted to Tenant herein. Any attempted assignment or sublease shall be null and void.

     24.4 If at any time Tenant relinquishes portions of the Premises to Landlord as provided herein or for any other reason is occupying (directly or through Clients or permitted subtenants) less than the Premises initially occupied by Tenant hereunder, Landlord reserves the right to institute a magnetic card access system or any other parking or permit system it deems appropriate. Landlord's right to install such a card access or parking or permit system shall not, however, be construed to allow Landlord to commence charging Tenant (or its subtenants or Clients) for parking.

     24.5 Landlord shall not be liable for any damage or loss to any automobile (or property therein) parked in, on or about such parking areas, or for any injury sustained by any person in, on or about such areas. If Landlord, in its sole and absolute discretion, deems it necessary to undertake extensive repairs or maintenance of such parking areas, Landlord shall have the right to substitute use of other parking areas.

                                   ARTICLE XXV
                                    RENEWAL
                                    -------

     25.1 Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease, with respect to the entire Premises or the Reduced Premises (as defined in Section 25.8) only, for two (2) successive periods of five (5) years each (each, a "Renewal Term"). If exercised, and if the conditions applicable thereto have been satisfied, the first such Renewal Term (the "First Renewal Term") shall commence immediately following the end of the initial Lease Term provided in Section 3.1 of this Lease, and the second Renewal Term (the "Second Renewal Term") shall commence immediately following the end of the First Renewal Term. The rights of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions of this Article XXV.

     25.2 Tenant shall exercise its right of renewal with respect to a Renewal Term by giving Landlord written notice thereof ("Tenant's Renewal Notice") not earlier than eighteen (18) months nor later than fifteen (15) months prior to the expiration of the then-current term of this Lease (such fifteen (15) month date being referred to herein as the "Renewal Deadline"). If Tenant desires to renew the term of this Lease with respect to a premises that contains less than the entire square footage of the then-existing Premises (which premises shall meet all of the specifications of Section 25.8) (the "Reduced Premises"), then Tenant's Renewal Notice shall state Tenant's desired square footage and location of the Reduced Premises. Within fifteen (15) days after Landlord's timely receipt of Tenant's Renewal Notice, Landlord shall provide Tenant with Landlord's determination of the triple-net annual base rent which shall be payable during the first year of such Renewal Term with respect to the Premises (or, if applicable, the Reduced Premises), and, if applicable, the square footage and location of the Reduced Premises. The parties shall have thirty (30) days after Tenant's receipt of Landlord's determination in which to agree on the annual base rent payable during the first year of such Renewal Term, and if applicable, the square footage and location of the Reduced Premises. The parties shall attempt to agree upon a triple-net annual base rent payable during the first year of such Renewal Term which would equal ninety-five percent (95%) of the applicable market rent. Among the factors to be considered by the parties during such negotiations shall be the general office rental market for comparable first-class office buildings in western Fairfax County, Virginia, the rental rates then being quoted by Landlord to comparable tenants for comparable space in western Fairfax County, Virginia, the rents being charged similar tenants for similar office space in first-class office buildings in western Fairfax County, Virginia, and any additional costs necessitated by a renewal for less than the entire Premises (if applicable). In no event, however, shall Landlord be under any obligation to agree to an annual base rent for the first year of such Renewal Term which is less than the annual base rent in effect under this Lease during the Lease Year immediately preceding the commencement of such Renewal Term. If during such thirty (30) day period the parties agree on the square footage and location of the Reduced Premises (if applicable) and such annual base rent, then they shall promptly execute an amendment to this Lease which shall state the rent so agreed upon and modify any of the other terms of this Lease as may be necessary to reflect the terms of such renewal (including, without limitation, any provisions necessary to convert this Lease to a lease for space in a multi-tenanted building). If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on the triple net annual base rent for the Renewal Term, then within ten (10) days after the expiration of such thirty (30) day period, the parties shall each appoint an MAI appraiser who shall be licensed in the Commonwealth of Virginia and who specializes in the valuation of commercial real estate and office rents in the Northern Virginia market, has at least ten (10) years of experience and is recognized within the field as being reputable and ethical. Such two MAI appraisers shall each determine, within twenty (20) days after their appointment, the amount of the triple net annual base rent in effect during the first year of the Renewal Term, taking into consideration the factors required to be considered as set forth above in this paragraph. If the two MAI appraisers chosen by the parties are unable to agree on such triple net annual base rent, then the two MAI appraisers shall, within five (5) days after the conclusion of the twenty (20) day period in which they were to have reached agreement, render separate written reports of their determinations and together appoint a third similarly qualified MAI appraiser. The third MAI appraiser shall within ten (10) days after his or her appointment, review the reports prepared by the first two MAI appraisers, conduct such additional analysis as may be appropriate, and make a determination of such third MAI appraiser's opinion of such triple net annual base rent. The triple net annual base rent applicable during the first year of such Renewal Term shall equal the average of the two determinations that are closer together, and such triple net annual base rent determined in accordance with the foregoing procedure shall be final and conclusive on the parties hereto. However, regardless of the market rent determined by the MAI appraisers pursuant to the foregoing procedure, in no event shall the triple net annual base rent to be in effect during the first year of the Renewal Term be less than the triple net annual base rent in effect under this Lease during the Lease Year immediately preceding the commencement of such Renewal Term. If the market rent determined by the MAI appraisers is less than the triple net annual base rent in effect under this Lease during the Lease year immediately preceding the commencement of such Renewal Term, and by operation of the preceding sentence the triple net annual base rent during the first year of the Renewal Term would be in excess of the market rent determined by the MAI appraisers, the Tenant may, by written notice to Landlord given within ten (10) days after the final determination by the MAI appraisers of the base rent for the Renewal Term, rescind Tenant's Renewal Notice. Landlord and Tenant shall each bear the cost of its MAI appraiser and shall share equally the cost of the third MAI appraiser, and the parties shall each execute such hold harmless agreements or indemnification agreements as the appraisers may reasonably require. Any lease amendment concerning the renewal of the Lease Term pursuant to this Article XXV shall provide that, commencing on the first (1st) day of the second (2nd) and each successive lease year thereafter during the applicable Renewal Term, the annual base rent then in effect shall be increased by the product of(a) two and one-half percent (21/2%) and (b) the annual base rent in effect immediately before the increase.

     25.3 If any renewal notice is not given timely by Tenant, then Tenant's right of renewal with respect to the applicable Renewal Term shall lapse and be of no further force or effect.

     25.4 If Tenant is in default under this Lease, or if a material adverse change in Tenant's financial condition has occurred, on the date Tenant sends a renewal notice or any time thereafter until a Renewal Term is to commence, then, at Landlord's election, such Renewal Term shall not commence and the term of this Lease shall expire at the expiration of the then-current term of this Lease.

     25.5 If Tenant's right of renewal with respect to the First Renewal Term lapses for any reason, then Tenant's right of renewal with respect to the Second Renewal Term shall similarly lapse and be of no further force or effect.

     25.6 If at any time sixty-five percent (65%) or more of the square feet of rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned (other than an assignment of the Lease to an Affiliate pursuant to Article VII), then Tenant's rights pursuant to this Section shall lapse and be of no further force or effect.

     25.7 Tenant's rights of renewal under this Section may be exercised only by Tenant and may not be exercised by any Other transferee, sublessee or assignee (other than an Affiliate to whom the Lease is assigned pursuant to Article VII).

     25.8 Notwithstanding anything herein to the contrary, the Reduced Premises shall satisfy the following requirements at a minimum: (i) the space contains at least seventy-five thousand (75,000) square feet of contiguous rentable area in total; (ii) the space is in contiguous, full floor components within a Wing (before expanding into the next contiguous Wing); (iii) the space moves vertically from bottom to top within a Wing; and (iv) the balance of the Premises not renewed (and every portion thereof) is of a size, configuration, location and type, and has appropriate amenities, such that it is marketable to third party users, as determined by Landlord in its sole and absolute discretion. Immediately upon any renewal for less than the entire Premises, Tenant's rights of renewal with respect to the remainder of the Premises shall lapse and be of no further force and effect. The determination of the annual base rent payable for the first year of the Renewal Term pursuant to Section
25.2 shall specifically reflect the cost of all work, materials and services necessary to convert the Building or any portion thereof from a single-occupancy building to a multi-tenant building.

                                  ARTICLE XXVI
                                   EXPANSION
                                   ---------

     26.1 OPTION SPACE. Tenant shall have the conditional right to lease the Option Space (as defined below), pursuant to a lease for such space which shall be executed by Tenant on or before the last day of the seventh (7th) Lease Year (or, pursuant to 26.1(d) below, on or before the last day of the tenth (10th) Lease Year), subject to and in accordance with the following terms and conditions:

          (a) The "Option Space" shall be one (1) additional premises of office space consisting of NOT LESS than fifty thousand (50,000) square feet of contiguous rentable area and NOT MORE than the total number of square feet of office rentable area that can be constructed on the Remainder Parcel (taking into account the maximum additional FAR allowed and all other requirements and limitations as may be applicable with respect to the Complex, which maximum additional FAR for the Remainder Parcel Landlord currently believes to be approximately 320,000 square feet of rentable area) in an office building that may be constructed (the "Option Building") on all or any portion of the Remainder Parcel. An illustrative conceptual layout of the Option Building and related improvements, including stormwater management areas and interior roads, is set forth on Exhibit A-4 attached hereto and made a part hereof; but the parties agree that this layout is for illustrative purposes only and is not binding on either party.

          (b) Tenant shall exercise its right with respect to the Option Space by giving Landlord written notice thereof (the "Option Notice") at any time on or before the last day of the seventy-eighth (78th) month falling partly or entirely within the initial Lease Term, (or, pursuant to 26.1 (d) below, on or before the last day of the one hundred fourteenth (114th) month falling partly or entirely within the initial Lease Term) (the "Option Period"). The Option Notice shall state the total number of rentable square feet of office space that Tenant elects to lease (subject to the minimum set forth above), or, in the event that Tenant elects to lease the maximum additional FAR allowed for the Remainder Parcel, the Option Notice shall specifically notify Landlord of such intention. Any Option Space shall be (i) a typical, first-class office space for a typical office user (i.e., not a special user), (ii) readily marketable to secondary users and generally acceptable in the commercial rental market as being desirable space; and (iii) not different in form, function or nature from the Premises.

          (c) Within two (2) months after Landlord's receipt of the Option Notice, Landlord shall provide Tenant with Landlord's determination of all of the economic terms of the lease for the Option Space (including, without limitation, terms concerning the length of the term of the lease (which shall be consistent with financing expectations, but shall in no event be less than ten
(10) years); delivery/lease commencement; base rent, rent escalation factor and additional rent; allowances and concessions; lease security; renewal, expansion and other options; parking rights; fees and costs; and other related items that Landlord believes to impact the economics of the transaction, the financing assumptions or the financibility of the Option Space and Option Building) (collectively, the "Economic Terms"). For a period of thirty (30) days after Tenant's receipt of Landlord's determination, Tenant shall negotiate with Landlord regarding the Economic Terms. Both parties shall negotiate in good faith to arrive at and agree upon commercially reasonable Economic Terms, taking into consideration then-prevailing economic rents and terms for similar first class office properties in the general vicinity of the Complex. If during such thirty (30) day period the parties agree on the Economic Terms, then the parties shall execute a lease with respect to the Option Space, which lease shall contain the Economic Terms so agreed upon and the same terms and conditions of this Lease (except as otherwise specified in this Section 26.1). If the parties fail to agree upon the Economic Terms within the timeframe set forth above, or if they fail to execute a lease with respect to the Option Space within six (6) months after Landlord's receipt of a timely Option Notice, then Tenant's rights with respect to the Option Space shall forever lapse and be of no further force or effect. If, prior to Tenant's timely exercise of its rights pursuant to this Section, the land upon which the Option Building is to be constructed is transferred to a new entity to be formed or a third party (the "Option Building Partnership"), then the transfer shall be made subject and subordinate to Tenant's rights under this Section (which shall remain in effect only through the remainder of the Option Period), and the Option Building Partnership shall assume in writing all of Landlord's obligations pursuant to this Section and Landlord shall be relieved of same. Notwithstanding anything in this Section to the contrary, the lease for the Option Space shall be contingent upon Landlord obtaining (i) acceptable financing for the Option Building and Option Space and
(ii) all governmental, quasi-governmental, lender and Park approvals (including, without limitation, site plan approval, building permit issuance, zoning approval and the approval by the Park's Architectural Review Committee) that may be necessary in connection with the construction of the Option Building and Option Space.

          (d) If the Option Notice is not given timely by Tenant, then Tenant's rights with respect to the Option Space shall forever lapse and be of no further force or effect. However, if Tenant shall, as of the last day of the seventh (7) Lease Year, have validly exercised Tenant's option on at least One Hundred Ninety Thousand (190,000) rentable square feet of Option Space, and further provided that Tenant shall have performed all of its obligations hereunder after exercising such option and no Event of Default shall have occurred and be continuing, the Option Period shall be extended from the last day of the seventh
(7th) Lease Year to the last day of the tenth (10th) Lease Year.

          (e) After the expiration of the Option Period, if the Option Space leased by Tenant and constructed by Landlord in accordance with the foregoing procedure is less than the maximum allowable FAR permitted on the Remainder Parcel, Landlord may construct improvements on the Remainder Parcel in addition to the improvements required for the Option Space, up to the maximum F.A.R. allowed under applicable zoning requirements, and Landlord may lease such improvements to third parties on such terms and conditions as Landlord may deem appropriate in Landlord's sole discretion. Tenant shall have no liability to Landlord for any loss of available density or for Landlord's inability to utilize the maximum development potential and FAR of the Remainder Parcel so long as Tenant exercises its option and occupies the Option Space as a full building use, and so long as Landlord determines, based on reasonable and customary development standards, which determination shall be conclusive, that Landlord is able to develop the Remainder Parcel to its full available FAR utilizing surface parking; however, if Tenant utilizes the Option Space in a configuration and layout which precludes Landlord from developing the Remainder Parcel to its full FAR using surface parking and reasonable and customary development standards, then the negotiation and determination of the Economic Terms for such Option Space shall include, if applicable, compensation to Landlord for any diminution or loss of development potential or FAR on the Remainder Parcel.

          (f) If Tenant is in default under this Lease, or if a material adverse change in Tenant's financial condition has occurred, on the date Tenant sends the Option Notice or at any time thereafter prior to the commencement date of the lease with respect to the Option Space, then, at Landlord's election, Tenant's rights with respect to the Option Space shall forever lapse and be of no further force or effect.

          (g) If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned (other than an assignment of the Lease to an Affiliate pursuant to Article VII), then Tenant's rights pursuant to this Section shall forever lapse and be of no further force or effect.

          (h) Tenant's rights under this Section may be exercised only by Tenant and may not be exercised by any other transferee, sublessee or assignee of Tenant (other than an Affiliate to whom the Lease is assigned pursuant to Article VII).

          (i) If at any time Tenant's rights pursuant to this Section lapse or are terminated, Tenant will promptly acknowledge same in writing upon request.

     26.2 EXPANSION SPACE. During the period commencing on the Phase I Commencement Date and expiring on the earlier to occur of (i) the date Tenant exercises its right of renewal with respect to a Renewal Term for less than the entire square footage of the Premises, or (ii) the Renewal Deadline applicable to the initial Lease Term expires (or, if Tenant exercises its renewal option with respect to the First Renewal Term for the entire square footage of the Premises, the Renewal Deadline applicable to the Second Renewal Term expires), Tenant shall have a first right to negotiate to lease from Landlord Expansion Space (as hereinafter defined), subject to and in accordance with the following terms and conditions:

          (a) The term "Expansion Space" shall mean: (i) any office space on the Remainder Parcel that does not constitute Option Space and which Landlord determines to be available for leasing; and (ii) subject to subsection (c) below, any office space in any such building that has been leased by Landlord to and vacated by an initial tenant or tenants other than Tenant (or an affiliate) and which Landlord determines is again available for leasing. It is expressly understood and agreed that except for its obligations concerning the Option Space during the Option Period as set forth in Section 26.1, Landlord is not obligated to build any improvement whatsoever on the Remainder Parcel or hold any portion of the Remainder Parcel available for leasing or development whatsoever.

          (b) At such time as Landlord elects, Landlord shall notify Tenant in writing (a "Landlord Expansion Notice") of the availability of any Expansion Space and the base rent, additional rent, and other terms and conditions upon which such space is to be offered to the general public. For a period of fifteen
(15) business days after Tenant's receipt of the Landlord Expansion Notice, Tenant shall have the right to negotiate with Landlord regarding the base rent, additional rent, lease term (but in no event shall the lease term with respect to such Expansion Space be less than five (5) years), and all other terms and conditions of a lease for such space. If during such fifteen (15) business day period the parties are unable, for any reason whatsoever, to agree upon the base rent, additional rent, lease term (subject to such minimum) and all such other terms and conditions of a lease for such space, then Tenant's right to lease such space shall lapse and be of no further force or effect. If during such fifteen (15) business day period the parties agree on the base rent, additional rent, lease term (subject to such minimum) and all such other terms and conditions of a lease for such space, then they shall execute, within ten (10) days after the end of such fifteen (15) business day period, a lease with respect to such space which contains the terms so agreed upon.

          (c) Tenant's rights under this Section are subject and subordinate to
(i) expansion and other rights of all then current and future tenants of any building constructed on the Remainder Parcel (including the Option Building), and (ii) Landlord's right to renew expiring leases in any such building pursuant to rights contained in such expiring leases or pursuant to the mutual agreement of Landlord and tenants under such leases.

          (d) If any Expansion Space is offered to Tenant and Tenant fails to lease such Expansion Space, then the rights granted to Tenant under this Section with respect to such Expansion Space shall immediately lapse and expire, and Tenant shall thereafter have no rights with respect to such Expansion Space unless and until such Expansion Space has been leased by Landlord to and vacated by an initial tenant or tenants other than Tenant (or an affiliate) and again becomes available for leasing.

          (e) If Tenant is in default under this Lease, or if a material adverse change in the financial condition of Tenant has occurred, on the date a Landlord Expansion Notice is given to Tenant or at any time thereafter prior to the date the applicable Expansion Space is occupied by Tenant then, at Landlord's election, Tenant's rights with respect to all Expansion Space pursuant to this Section shall forever lapse and be of no further force or effect.

          (f) If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned (other than an assignment of the Lease to an Affiliate pursuant to Article VII), then Tenant's rights with respect to all Expansion Space pursuant to this Section shall lapse and be of no further force or effect.

          (g) Tenant's rights under this Section may be exercised only by Tenant and may not be exercised by any other transferee, sublessee or assignee of Tenant (other than an Affiliate to whom the Lease is assigned pursuant to Article VII).

          (h) If Tenant fails to timely exercise its renewal rights pursuant to Section 25.1, or if Tenant timely exercises such right but with respect to less than the entire square footage of the Premises, then Tenant's rights with respect to all Expansion Space pursuant to this Section shall lapse and be of no further force or effect.

          (i) If at any time Tenant's rights pursuant to this Section lapse or are terminated, Tenant will promptly acknowledge same in writing upon request.


                                  ARTICLE XXVII
                                  CONTIGENCIES
                                  ------------

     27.1

          (a) FINANCING. If Landlord has not received by July 1, 1996, a binding written commitment for its financing for the construction and permanent loan on the building on terms and conditions satisfactory to Landlord, then either Landlord or Tenant shall have the right to terminate this Lease, at any time after July 1, 1996 and prior to the completion of such financing by giving written notice of such termination to the other. In the event of such termination, Landlord and Tenant shall share equally (50/50) all fees, costs and expenses incurred by Landlord and its affiliates and agents in connection with the design, development, construction, lease preparation, and permitting for the Building, provided that Tenant's share of such expenses shall not exceed Seventy Five Thousand Dollars ($75,000) or such greater amount as Tenant may agree to in writing from time to time.' Tenant shall cooperate fully with Landlord and any proposed lender in connection with Landlord's pursuit of such Loan.

          (b) APPROVALS. Landlord and Tenant shall cooperate fully with one another to approve all plans and specifications for the Building described in Exhibit B and to submit applications for all necessary permits, licenses, authorizations and approvals (collectively, "approvals") and carry on all of the proceedings pertaining to the procurement of same. If all governmental, quasi-governmental, lender and Park approvals (including, without limitation, site plan approval, building permit issuance, zoning approvals (if necessary) and the approval by the Park's Architectural Review Committee) for the Base Building Items (as defined in Exhibit B) are not obtained on or before July 1, 1996, then Landlord shall have the right to terminate this Lease, at any time thereafter prior to Landlord's receipt of same, by giving written notice thereof to Tenant. In the event of such termination, Landlord and Tenant shall share equally (50/50) all fees, costs and expenses incurred by Landlord and its affiliates and agents in connection with the design, development, construction, lease preparation, and permitting for the Building, provided that Tenant's share of such expenses shall not exceed Seventy Five Thousand Dollars ($75,000) or such greater amount as Tenant may agree to in writing from time to time.

          (c) CONSTRUCTION.

               (i) If, through no default of Tenant or breach of its obligations under this Lease, Landlord has failed to file an application for a building permit for the Base Building Items for Phase I on or before April 30, 1996 (the "Building Permit Deadline"), and if Landlord fails to remedy such failure on or before the fifteenth (15th) day after its receipt of written notice thereof from Tenant (the "Building Permit Cure Date"), then, provided Tenant is not in default under this Lease and except as provided below, Tenant shall have the right to terminate this Lease by delivering written notice of the exercise of such right to Landlord during the period commencing on the Building Permit Cure Date and continuing through the fifth (5th) business day thereafter. If such right is not timely exercised by Tenant, then such right shall thereafter lapse and be of no further force or effect. Notwithstanding any of the foregoing to the contrary, the Building Permit Deadline shall be extended by the number of days of delay attributable to any Tenant Delay or any force majeure delay. For example, if Landlord was delayed for ten (10) days in filing the application for a building permit due to Tenant Delay, the Building Permit Deadline would be extended to May 10, 1996, and the Building Permit Cure Date would be May 25, 1996.

               (ii) If the Phase I Commencement Date does not occur on or before August 1, 1997, then, provided Tenant is not in default under this Lease and except as provided below, 'Landlord shall grant to Tenant a rent abatement equal to the per diem Premises I Base Rent payable during the first Lease Year for each day during the period commencing on August 2, 1997 and continuing through the day before the Phase I Commencement Date.

Notwithstanding any of the foregoing to the contrary, Tenant shall not be entitled to a rent abatement with respect to any delays in the Phase I Commencement Date attributable to any Tenant Delay or any force majeure delay.

     27.2 If this Lease is terminated in accordance with any of the provisions of Section 27.1, then each of Landlord and Tenant shall automatically be released from any and all liability in connection with this Lease to the full extent as though it had neither been negotiated nor executed, except for any payment or other obligations of Tenant that accrue through the effective date of such termination and except as otherwise set forth in this Article. It is expressly understood and agreed that Landlord may use that portion of the Up-Front Deposit that is required to satisfy Tenant's obligations set forth in this Article.


                                 ARTICLE XXVIII
                                TENANT'S ONE TIME
                                -----------------
                                TERMINATION RIGHT
                                -----------------

     Tenant shall have the right to terminate this Lease as of the last day of the one hundred and fifty-fourth (154th) month of the Lease Term (the "Termination Date") by timely notifying Landlord in writing of its intention to exercise such right no less than eighteen (18) months and no more than twenty-one (21) months prior to the Termination Date (the "Termination Notice"), provided that no default has occurred hereunder as of the date Tenant provides the Termination Notice or at any time thereafter prior to the applicable Termination Date. If Tenant timely exercises such termination right, then Tenant shall pay Landlord a termination payment equal the sum of six (6) monthly installments of the then-prevailing Base Rent in effect as of the Termination Date. One half of Tenant's termination payment shall be due and payable concurrently with Tenant's delivery of the Termination Notice, and the other half shall be due and payable ninety (90) days prior to the Termination Date. If Tenant does not timely deliver the Termination Notice and timely make the termination payment in accordance with the terms of this Article XXVIII (time being of the essence), then Tenant's right to terminate this Lease pursuant to this Article XXVIII shall immediately lapse and be of no further force or effect. If Tenant both provides the Termination Notice and makes the termination payment to Landlord but fails to vacate the Premises completely and in the condition required by this Lease on or before the Termination Date, then Tenant shall be treated as a holdover tenant subject to the terms of Article XII hereof, and Tenant shall be liable for any costs and expenses incurred by Landlord to third parties by virtue of Tenant's failure to vacate the Premises. The right to terminate this Lease pursuant to this Article XXVIII is personal to TASC (including a corporate successor to TASC resulting from the transfer of a controlling interest in TASC pursuant to Section 7.2(a) hereof) and may not be exercised by any transferee or assignee of TASC.

   IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.


WITNESS:                               LANDLORD:


                                       PARCEL 33B ASSOCIATES LIMITED
                                       PARTNERSHIP


                                       By:  Parcel 33B Inc., its general partner



                                          By: /s/ Randal B. Kell
                                             ---------------------------------
                                          Name:  Randal B. Kell
                                               -------------------------------
                                          Title: President
                                                ------------------------------
                                          Date:  May 1, 1996
                                                ------------------------------

WITNESS:                               TENANT:


                                       TASC, INC., a Massachusetts Corporation



Ronald C. R?????                          By: /s/ John W. Putney
- -----------------------------                ---------------------------------
                                          Name:  John W. Putney
                                               -------------------------------
                                          Title: Chief Financial Officer
                                                ------------------------------
                                          Date:  April 29, 1996
                                                ------------------------------





Recommended for Landlord's consideration:
THE MARK WINKLER COMPANY


By:/s/ Michael D. Lynch
   --------------------------------
   Michael D. Lynch, President





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